EXHIBIT 10.1

                                                                  EXECUTION COPY




--------------------------------------------------------------------------------


                               PURCHASE AGREEMENT

                                      AMONG

                         LEUCADIA NATIONAL CORPORATION,

                           BALDWIN ENTERPRISES, INC.,

                           LEVEL 3 COMMUNICATIONS, LLC

                                       AND

                          LEVEL 3 COMMUNICATIONS, INC.

                          Dated as of October 30, 2005


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                                PAGE

SECTION 1.            DEFINITIONS.................................................................................1

SECTION 2.            PURCHASE AND SALE OF MEMBERSHIP UNITS......................................................10

         SECTION 2.1.          Components of Purchase Price......................................................10

         SECTION 2.2.          Substitution Rights...............................................................11

         SECTION 2.3.          Closing Date Transactions.........................................................12

         SECTION 2.4.          Allocation of Purchase Price......................................................12

         SECTION 2.5.          Further Assurances................................................................12

SECTION 3.            ADJUSTMENT TO PURCHASE PRICE...............................................................13

         SECTION 3.1.          Closing Date Adjustments..........................................................13

         SECTION 3.2.          Post-Closing Determination........................................................14

         SECTION 3.3.          Post-Closing Adjustment...........................................................15

         SECTION 3.4.          Estimate of Adjusted Net Working Capital..........................................15

SECTION 4.            CLOSING....................................................................................15

SECTION 5.            REPRESENTATIONS AND WARRANTIES OF THE SELLER...............................................15

         SECTION 5.1.          Corporate Organization............................................................16

         SECTION 5.2.          Qualification to Do Business......................................................16

         SECTION 5.3.          No Conflict or Violation..........................................................16

         SECTION 5.4.          Consents and Approvals............................................................16

         SECTION 5.5.          Authorization and Validity of Agreement...........................................17

         SECTION 5.6.          Capitalization and Related Matters................................................17

         SECTION 5.7.          Equity Investments................................................................18

         SECTION 5.8.          Financial Statements..............................................................18

         SECTION 5.9.          Absence of Certain Changes or Events..............................................19

         SECTION 5.10.         Tax Matters.......................................................................20

         SECTION 5.11.         Absence of Undisclosed Liabilities................................................22

         SECTION 5.12.         Company Real Property.............................................................22

         SECTION 5.13.         Assets of the Company and its Subsidiaries........................................24

         SECTION 5.14.         Intellectual Property.............................................................24

         SECTION 5.15.         Licenses and Permits..............................................................26

         SECTION 5.16.         Compliance with Law...............................................................27


                                       i

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                PAGE

         SECTION 5.17.         Litigation........................................................................27

         SECTION 5.18.         Contracts.........................................................................27

         SECTION 5.19.         Employee Plans....................................................................30

         SECTION 5.20.         Insurance.........................................................................31

         SECTION 5.21.         Transactions with Directors, Officers, Managers, and Affiliates...................31

         SECTION 5.22.         Suppliers and Customers...........................................................32

         SECTION 5.23.         Labor Matters.....................................................................32

         SECTION 5.24.         Environmental Matters.............................................................33

         SECTION 5.25.         No Brokers........................................................................34

         SECTION 5.26.         Acquisition of the Shares.........................................................34

         SECTION 5.27.         SBC...............................................................................35

         SECTION 5.28.         No Other Representations or Warranties............................................35

SECTION 6.            REPRESENTATIONS AND WARRANTIES OF THE BUYER AND LEVEL 3....................................35

         SECTION 6.1.          Corporate Organization............................................................36

         SECTION 6.2.          Qualification to Do Business......................................................36

         SECTION 6.3.          No Conflict or Violation..........................................................36

         SECTION 6.4.          Consents and Approvals............................................................36

         SECTION 6.5.          Authorization and Validity of Agreement...........................................36

         SECTION 6.6.          Capitalization and Related Matters................................................37

         SECTION 6.7.          SEC Filings.......................................................................37

         SECTION 6.8.          No Material Adverse Effect........................................................38

         SECTION 6.9.          Private Placement.................................................................38

         SECTION 6.10.         No Brokers........................................................................38

         SECTION 6.11.         Sufficiency of Funds..............................................................38

         SECTION 6.12.         No Other Representations or Warranties............................................38

SECTION 7.            COVENANTS OF LEUCADIA AND THE SELLER.......................................................38

         SECTION 7.1.          Conduct of Business Before the Closing Date.......................................38

         SECTION 7.2.          Consents and Approvals............................................................41

         SECTION 7.3.          Access to Properties and Records..................................................41


                                       ii

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                PAGE

         SECTION 7.4.          Pre-Closing Transfers.............................................................42

         SECTION 7.5.          Registration Statement and Level 3 Commission Filing Requirements.................43

         SECTION 7.6.          Negotiations......................................................................43

         SECTION 7.7.          Certain Real Estate Matters.......................................................43

         SECTION 7.8.          Commercially Reasonable Efforts...................................................44

         SECTION 7.9.          Notice of Breach..................................................................44

         SECTION 7.10.         Stock Certificate Legend..........................................................44

         SECTION 7.11.         Non-Solicitation..................................................................44

         SECTION 7.12.         Employees and Employee Benefits...................................................45

         SECTION 7.13.         Tax Matters.......................................................................46

         SECTION 7.14.         Name..............................................................................49

         SECTION 7.15.         Reimbursements; Cash Balance......................................................49

         SECTION 7.16.         Transferred Benefit Plans.........................................................50

SECTION 8.            COVENANTS OF LEVEL 3 AND THE BUYER.........................................................50

         SECTION 8.1.          Commercially Reasonably Efforts...................................................50

         SECTION 8.2.          Consents and Approvals............................................................50

         SECTION 8.3.          Notice of Breach..................................................................51

         SECTION 8.4.          Listing of Shares.................................................................51

         SECTION 8.5.          WilTel Benefits Plans.............................................................51

         SECTION 8.6.          Access to Properties and Records..................................................51

         SECTION 8.7.          Reimbursements; Cash Balance......................................................52

         SECTION 8.8.          Retention Payments................................................................52

SECTION 9.            INDEMNIFICATION............................................................................52

         SECTION 9.1.          Survival..........................................................................52

         SECTION 9.2.          Indemnification by Leucadia and the Seller........................................53

         SECTION 9.3.          Indemnification by Level 3 and the Buyer..........................................55

         SECTION 9.4.          Procedures for Indemnification....................................................56

         SECTION 9.5.          Exclusive Remedy..................................................................57

SECTION 10.           CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLER..........................................57

         SECTION 10.1.         Representations and Warranties of the Buyer and Level 3...........................57

         SECTION 10.2.         Performance of the Obligations of the Buyer and Level 3...........................58

         SECTION 10.3.         HSR Act...........................................................................58

         SECTION 10.4.         No Violation of Orders............................................................58

         SECTION 10.5.         No Material Adverse Change........................................................58

         SECTION 10.6.         Lease Agreement...................................................................58

         SECTION 10.7.         Registration Rights Agreement.....................................................58

         SECTION 10.8.         Securities Matters................................................................58

         SECTION 10.9.         Opinion of Counsel................................................................58

         SECTION 10.10.        Other Closing Documents...........................................................58

         SECTION 10.11.        SBC Consent to Assignment.........................................................58

         SECTION 10.12.        The Buyer Reimbursements; Cash Balance............................................59

SECTION 11.           CONDITIONS PRECEDENT TO PERFORMANCE BY THE BUYER AND LEVEL 3...............................59

         SECTION 11.1.         Representations and Warranties of Leucadia and the Seller.........................59

         SECTION 11.2.         Performance of the Obligations of Leucadia and the Seller.........................59

         SECTION 11.3.         Approvals.........................................................................59

         SECTION 11.4.         HSR Act...........................................................................59

         SECTION 11.5.         No Violation of Orders............................................................59

         SECTION 11.6.         No Pension Plan Termination.......................................................60

         SECTION 11.7.         No Material Adverse Change........................................................60

         SECTION 11.8.         Pre-Closing Transfers.............................................................60

         SECTION 11.9.         The Company's Credit Documents....................................................60

         SECTION 11.10.        The Company's Real Estate Debt Documents..........................................60

         SECTION 11.11.        Lease Agreement...................................................................60

         SECTION 11.12.        Registration Rights Agreement.....................................................60

         SECTION 11.13.        Opinion of Counsel................................................................60

         SECTION 11.14.        Other Closing Documents...........................................................60

         SECTION 11.15.        Tax Related Documentation.........................................................61

         SECTION 11.16.        The Seller Pre-Closing Transfers, Reimbursements and Cash Balance.................61


                                       iv

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                PAGE

SECTION 12.           TERMINATION................................................................................61

         SECTION 12.1.         Conditions of Termination.........................................................61

         SECTION 12.2.         Effect of Termination.............................................................62

SECTION 13.           MISCELLANEOUS..............................................................................62

         SECTION 13.1.         Successors and Assigns............................................................62

         SECTION 13.2.         Governing Law, Jurisdiction.......................................................62

         SECTION 13.3.         Expenses..........................................................................62

         SECTION 13.4.         Severability......................................................................63

         SECTION 13.5.         Notices...........................................................................63

         SECTION 13.6.         Parent Guaranties.................................................................64

         SECTION 13.7.         Amendments; Waivers...............................................................64

         SECTION 13.8.         Public Announcements..............................................................64

         SECTION 13.9.         Entire Agreement..................................................................64

         SECTION 13.10.        Parties in Interest...............................................................64

         SECTION 13.11.        Scheduled Disclosures.............................................................64

         SECTION 13.12.        Section and Paragraph Headings....................................................65

         SECTION 13.13.        Counterparts......................................................................65

                               INDEX TO SCHEDULES


1.1                     Adjusted Net Working Capital Categories
1.2                     Seller's Knowledge
1.5(a)                  Miscellaneous Retention Plans
1.5(b)                  Former Executive Retention Agreements
3.4                     Estimate of Adjusted Net Working Capital
5.1                     Subsidiaries
5.2                     Qualification to do Business
5.3                     No Conflict or Violation
5.4                     Leucadia/Seller/Company Consents and Approvals
5.6(b)                  Capitalization and Related Matters
5.7                     Equity Investments
5.8                     Financial Statements
5.9                     Absence of Certain Changes or Events
5.10                    Tax Matters
5.11                    Absence of Undisclosed Liabilities
5.12(a)                 Owned Real Property
5.12(b)                 Leased Real Property
5.12(c)                 Lease Amendments Adverse to the Businesses
5.12(d)                 Agreements Affecting Company Real Property
5.12(e)                 Material Improvements, Systems and Fixtures
5.13(a)                 Assets of the Company and the Retained Subsidiaries
5.14(a)                 Unlicensed IP/Non-Compliance
5.14(b)                 Listed Intellectual Property
5.14(c)                 Agreements relating to the Intellectual Property
5.14(d)                 Intellectual Property Claims and Indemnification Agreements
5.15                    Licenses and Permits
5.16                    Compliance with Law
5.17                    Litigation
5.18(a)                 Contracts
5.18(f)                 Contracts with Beneficial Pricing Clauses
5.18(h)                 Maximum Liability - Leased Shared Network Circuits
5.18(i)                 Shared Network Circuits
5.19(a)                 Employee Benefit Plans
5.19(g)                 Claims/Actions against Employee Benefit Plans
5.19(h)                 ERISA Non-Compliance/Company Securities Included in Assets of Employee Benefit Plans
5.19(i)                 Employee Benefit Plan Payments
5.19(j)                 OPEB Plans Participants
5.20                    Insurance
5.21                    Transactions with Directors, Officers, Managers and Affiliates
5.22(a)                 Top Suppliers
5.22(b)                 Top Customers
5.23(a)                 Non-Terminable Employment Agreements/ Employment Agreements Requiring Payments/Consulting
                        Agreements
5.23(b)                 Labor Law Violations/Notices


                                       vi

5.23(c)(i)              Maximum Aggregate Severance
5.23(c)(ii)             Maximum Aggregate Obligations Under Company Plans
5.24                    Environmental Matters
5.27(a)                 SBC Credits, Refunds or Payments
5.27(b)                 Included Services Billed Amounts
5.27(c)                 SBC Material Disputes
6.4                     Buyer/Level 3 Consents and Approvals
6.6                     Capitalization and Related Matters
7.1(a)                  Conduct of Businesses Before Closing Date
7.1(a)(vii)             New Employment Plans/Arrangements
7.1(b)(vi)              Capital Expenditure Projects
7.4                     Excluded Assets; Excluded Liabilities
Annex A to 7.4          WilTel Technology Center, LLC Assets
7.7(a)                  Leases to be Renewed
7.7(b)                  Leases to Expire
7.7(c)                  Leases to be Terminated
9.2(a)                  Leucadia Covered Matters
9.3(a)(iii)             Level 3 Covered Matters
10.6                    Form of Lease Agreement for Company's Tulsa, Oklahoma headquarters
10.9                    Form of Opinion of Counsel to the Buyer
10.11                   SBC Consent to Assignment
11.3                    Required Consents and Approvals
11.13                   Form of Opinion of Counsel to the Seller

                                INDEX TO EXHIBITS


Exhibit A              Form of Registration Rights Agreement

                               PURCHASE AGREEMENT

           PURCHASE AGREEMENT, dated as of October 30, 2005 (this "Agreement"), by and among Leucadia National Corporation, a New York corporation ("Leucadia"), Baldwin Enterprises, Inc., a Colorado corporation and wholly owned Subsidiary of Leucadia (the "Seller"), Level 3 Communications, LLC, a Delaware limited liability company (the "Buyer"), and Level 3 Communications, Inc., a Delaware corporation ("Level 3").

                              W I T N E S S E T H:
                              - - - - - - - - - -

           WHEREAS, WilTel Communications Group, LLC, a Nevada limited liability company (the "Company"), is a telecommunications company that, together with its Subsidiaries, conducts the Telecommunications Business and the Vyvx Business (together, the "Businesses");

           WHEREAS, Seller owns all of the issued and outstanding membership units of the Company (the "Membership Units"); and

           WHEREAS, the Buyer desires to purchase the Membership Units from the Seller, and the Seller desires to sell the Membership Units to the Buyer, in each case, upon the terms and subject to the conditions set forth in this Agreement.

           NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:

           SECTION 1. DEFINITIONS.
                      -----------

           As used in this Agreement, the following terms shall have the following meanings:

           "Action" -- See Section 5.17;

           "Actual Adjusted Net Working Capital" -- See Section 3.2;

           "Actual Adjusted Net Working Capital Report" -- See Section 3.2;

           "Additional Cash Amount" -- See Section 2.1;

           "Adjusted Net Working Capital" shall mean the amount equal to (i) those current assets of the Company and the Retained Subsidiaries (other than Excluded Assets) on a consolidated basis in the balance sheet categories identified on Schedule 1.1 as being included in the calculation of Adjusted Net Working Capital (it being understood that current assets will be deemed to be increased by the remaining balance of any reserve as of the Measurement Date that had been established on or prior to October 24, 2005 by the Company or the Retained Subsidiaries in respect of SBC disputes as to which written claims have been received by the Company or its Subsidiaries on or before October 24, 2005, which increase shall not exceed the amount of reserves set forth on Schedule 5.27(c)) minus (ii) those current liabilities of the Company and the Retained Subsidiaries (other than Excluded Liabilities) on a consolidated basis in the balance sheet categories identified on Schedule 1.1 as being included in the calculation of Adjusted Net Working Capital, in each case, as of the close of business on the Measurement Date, and determined in accordance with GAAP applied on a consistent basis consistent with, and following the accounting principles, procedures, policies and methods employed in preparing, the August 31 Balance Sheet;

           "Affiliates" shall mean, with respect to a Person, any Person, directly or indirectly, controlling, controlled by or under common control with the Person specified;

           "Agreement" -- See Preamble hereto;

           "Aircraft Leases" shall mean (i) Sublease and Consent Agreement between CXL Aviation, LLC (sublessor) and WilTel Aircraft Leasing, LLC (subleasee), dated September 30, 2005 (regarding N359WC), (ii) Sublease and Consent Agreement between CX Aviation, LLC (sublessor) and WilTel Aircraft Leasing, LLC (subleasee), dated September 30, 2005 (regarding N358WC) and (iii) Hangar Lease Agreement between Tulsair Beechcraft, Inc. and Williams Communications, LLC, dated April 25, 2001;

           "Allocation" -- See Section 2.4(a);

           "August 31 Balance Sheet" -- See Section 3.1(b);

           "August Financial Statements" -- See Section 5.8;

           "Benefit Plan Substitution Right" -- See Section 2.2(b);

           "Businesses" -- See Recitals hereto;

           "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close;

           "Buyer" -- See Preamble hereto;

           "Buyer Indemnitees" -- See Section 9.2(a);

           "Cash Purchase Price" -- See Section 2.1;

           "Cash Substitution Right" -- See Section 2.2(a);

           "Closing" -- See Section 4;

           "Closing Balance Sheet" -- See Section 3.2;

           "Closing Date" -- See Section 4;

           "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, including rules and regulations adopted thereunder;

           "Code" shall mean the Internal Revenue Code of 1986, as amended;

           "Commission" shall mean the Securities and Exchange Commission;

           "Company" -- See Recitals hereto;

           "Company's Credit Documents" shall mean the (i) Third Amended and Restated Credit and Guaranty Agreement, dated as of September 24, 2004, among the Company, WilTel Communications, LLC, certain of its domestic Subsidiaries, as loan parties, the several banks and other financial institutions or entities from time to time parties thereto as lenders, Credit Suisse First Boston, acting through its Cayman Islands branch, as administrative agent, as first lien administrative agent and as second lien administrative agent, and Wells Fargo Foothill, LLC, as syndication agent, and (ii) First Amendment to Third Amended and Restated Credit and Guaranty Agreement, dated as of September 2, 2005, (iii) Second Amended and Restated Security Agreement, dated as of September 24, 2004, among the Company, WilTel Communications, LLC, and the additional grantors party thereto in favor of Credit Suisse First Boston, acting through its Cayman Islands branch, as administrative agent, as first lien administrative agent and as second lien administrative agent and (iv) and any related UCC financing statements filed by the lenders a party thereto;

           "Company's Real Estate Debt Documents" shall mean the (i) Long Term
Note in the original principal amount of $100 million, made by WilTel Technology Center, LLC (f/k/a Williams Technology Center, LLC), as borrower, WilTel Communications Group, LLC (f/k/a Williams Communications Group, Inc.), as guarantor, and WilTel Communications, LLC (f/k/a Williams Communications, LLC), as guarantor, in favor of the Williams Headquarters Building Company, dated October 15, 2002, (ii) Mortgage with Power of Sale, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, dated as of October 15, 2002, made by WilTel Technology Center, LLC (f/k/a Williams Technology Center, LLC), as mortgagor, to Williams Headquarters Building Company, as mortgagee (the "Mortgage"), as amended by the First Amendment to the Mortgage, dated September 24, 2004, by and between Williams Headquarters Building Company and WilTel Technology Center, LLC (f/k/a Williams Technology Center, LLC) and (iii) Second Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing dated as of October 15, 2002 by Williams Technology Center, LLC to Bank of America, N.A., as administrative agent, dated October 15, 2002, as amended and assigned by Assignment of Beneficiary's Interest and Amendment to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement of WilTel Technology Center, LLC as Mortgagor in favor of Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent, as First Lien Administrative Agent and as Second Lien Administrative Agent, as Mortgagee, dated as of September 23, 2004;

           "Company Real Property" -- See Section 5.12(b);

           "Confidentiality Agreement" shall mean that certain Non-Disclosure Agreement by and among Leucadia, WilTel and Level 3, dated October 13, 2004, as amended;

           "Contracts" -- See Section 5.18;

           "Covered Employee" shall mean any employee of the Company or the Retained Subsidiaries having the title of director or above (other than the Chief Executive Officer of the Company as of the date hereof);

           "Covered Matter" -- See Section 9.2(a)(vii);

           "Deferred Compensation Plan" -- See Section 7.12(b);

           "Discharged Real Estate Debt Documents" shall mean the (i) Short Term
Note in the original principal amount of $74,360,295.29, made by WilTel Technology Center, LLC (f/k/a Williams Technology Center, LLC), as borrower, WilTel Communications Group, Inc. (f/k/a Williams Communications Group, Inc.), as guarantor, and WilTel Communications, LLC (f/k/a Williams Communications,
LLC), as guarantor, in favor of the Williams Headquarters Building Company, dated October 15, 2002, (ii) Pledge Agreement, dated as of October 15, 2002, made by CG Austria, Inc. to Williams Headquarters Building Company and (iii) Equitable Mortgage, dated as of October 15, 2002 made by CG Austria, Inc. to Williams Headquarters Building Company;

           "Employee Benefit Plans" -- See Section 5.19(a);

           "Environmental Laws" shall mean any applicable laws, regulations or other requirements of law relating to pollution or the protection of the environment or natural resources;

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, including the rules and regulations adopted thereunder;

           "ERISA Affiliate" shall mean any Person under common control, or treated as a single employer, with the Company or any Retained Subsidiaries, within the meaning of Section 414(b), (c), (m) or (o) of the Code;

           "Estimated Adjusted Net Working Capital" -- See Section 3.1(b);

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

           "Excluded Assets" shall mean (i) all cash and cash equivalents (including checks payable to the Company or any of its Subsidiaries and deposited into a bank account or lock box prior to the Measurement Date) of the Company and its Subsidiaries as of the close of business on the Measurement Date to the extent in excess of $100 million, (ii) marketable securities, (iii) all payments to the Company or any of its Affiliates receivable from SBC pursuant to the SBC Settlement Agreement, (iv) all right, title and interest in and to the Transferred Subsidiaries, (v) all other rights and assets set forth on Schedule
7.4 hereto and (vi) any cash received after the Measurement Date on account of any of the assets set forth in (ii), (iii) or (v) above;

           "Excluded Liabilities" shall mean (i) all liabilities of the Company and its Subsidiaries set forth on Schedule 7.4 hereto (including, without limitation, liabilities relating to the Company's Credit Documents, the Company's Real Estate Debt Documents and the Retirement Plan) and (ii) those liabilities and obligations of the Company and its Subsidiaries relating to or arising from the Excluded Assets;

           "FCC" -- See Section 5.4;

           "Financial Statements" -- See Section 5.8;

           "Former Executive Retention Agreements" shall mean those agreements set forth on Schedule 1.5(b);

           "GAAP" shall mean U.S. generally accepted accounting principles;

           "Governmental Entity" shall mean any federal, state, local or foreign court, governmental, regulatory or other public body, agency or authority (including self-regulatory organizations), domestic or foreign;

           "Hazardous Material" shall mean any hazardous substance, hazardous waste, contaminant, pollutant, or toxic substance as defined under applicable Environmental Laws, including petroleum and its fractions;

           "HSR Act" -- See Section 5.4;

           "Income Taxes" shall mean all Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including, but not limited to, any capital gains, alternative minimum taxes, net worth and any taxes on items of tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar taxes), (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation taxes) if one or more of the bases upon which such tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above, or (iii) withholding taxes measured with reference to or as a substitute for any tax described in clauses (i) or (ii) above; and "Income Tax" shall mean any one of them;

           "Indemnitee" -- See Section 9.4;

           "Indemnitor" -- See Section 9.4;

           "Independent Accounting Firm" -- See Section 3.2;

           "Initial Restricted Period" -- See Section 7.11(a);

           "Intellectual Property" shall mean U.S. and foreign rights under patent, copyright, moral rights, trademark and service mark (including the goodwill associated therewith), trade name, trade dress, industrial design, database rights, domain name, trade secret law or any other similar statutory provision or common law doctrine; all patents and patent applications in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; and all other applications or registrations related to the foregoing;

           "IRS" shall mean the Internal Revenue Service;

           "IRUs" -- See Section 5.18(c)(i)(B);

           "July 31 Balance Sheet" -- See Section 5.8;

           "Lease Agreement" -- See Section 10.6;

           "Leased Real Property" -- See Section 5.12(b);

           "Leases" -- See Section 5.12(b);

           "Leucadia" -- See Preamble hereto;

           "Level 3" -- See Preamble hereto;

           "Level 3 Common Stock" shall mean common stock, par value $0.01 per share, of Level 3;

           "Level 3 SEC Reports" -- See Section 5.26(b);

           "Licenses and Permits" -- See Section 5.15;

           "Lien" shall mean any mortgage, pledge, security interest, encumbrance or title defect, lease, lien (statutory or other), conditional sale agreement, claim, charge, limitation or restriction;

           "Listed Intellectual Property" -- See Section 5.14(b);

           "Listed License Agreements" -- See Section 5.14(c);

           "Losses" -- See Section 9.2(a);

           "Material Adverse Effect" when used in connection with the Company and the Retained Subsidiaries or Level 3 and its Subsidiaries, as the case may be, shall mean any change, circumstance, effect or event that, individually or when taken together, is or would reasonably be expected to be materially adverse to (A) the business, assets, liabilities, condition (financial or other) or results of operations of the Company and the Retained Subsidiaries or Level 3 and its Subsidiaries, as the case may be, in each case taken as a whole, except in each case for any change, circumstance, effect or event (i) affecting the industry in which the Company or Level 3, as the case may be, operate in general and which does not disproportionately affect such entity in any material respect, (ii) affecting general economic, regulatory or political conditions, which does not disproportionately affect such entity in any material respect, or
(iii) clearly shown to be directly resulting from this Agreement and the announcement or performance hereof and the transactions contemplated hereby, including without limitation, the direct impact thereof on relationships with customers, suppliers or employees, or (B) the ability of the Seller, Leucadia, the Company, the Retained Subsidiaries or WilTel Technology Center, LLC or Level 3 or its Subsidiaries, as the case may be, to perform their obligations under this Agreement, the Lease Agreement or the Registration Rights Agreement to which they are a party or to consummate the transactions contemplated hereby or thereby, including as a consequence of any material impediment, interference or delay;

           "Measurement Date" shall mean the earlier to occur of the Closing Date and December 31, 2005;

           "Membership Units" -- See Recitals hereto;

           "Miscellaneous Retention Plans" shall mean those items set forth on
Schedule 1.5(a);

           "Month End" -- See Section 3.1(b);

           "Month End Balance Sheet" -- See Section 3.1(b);

           "Multiemployer Plan" -- See Section 5.19(c);

           "OPEB Plans" shall mean the WilTel Communications, LLC Health Plan for Full-time Employees and the WilTel Communications, LLC Insurance Plan;

           "Organizational Documents" shall mean certificates of incorporation, by-laws, certificates of formation, limited liability company operating agreements, limited liability partnership agreements, partnership or limited partnership agreements or other formation or governing documents of a particular entity;

           "Owned Real Property" -- See Section 5.12(a);

           "PBGC" shall mean the Pension Benefit Guaranty Corporation;

           "Permitted Lien" shall mean (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance referred to in Section 5.12(a); (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Entity; (v) title of a lessor under a capital or operating lease; (vi) purchase money security interests granted to vendors with respect to trade payables recorded on the Company's financial statements in accordance with GAAP and arising in the ordinary course of business; and (vii) such other imperfections in title, charges, easements, restrictions or encumbrances which do not interfere materially with the use, operation or enjoyment, or materially detract from the value of such property or asset;

           "Person" shall mean any individual, corporation, company, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity;

           "Post-Closing Tax Period" shall mean any taxable period beginning after the Closing Date and the portion starting the day following the Closing Date of any Straddle Period;

           "Pre-Closing Taxes" shall mean all liability for Taxes of the Company or any of its Subsidiaries but, in the case of Taxes other than Income Taxes, only to the extent in excess of any Taxes reflected in the determination of the Actual Adjusted Net Working Capital for Pre-Closing Tax Periods, except for any such liability resulting from any transaction not in the ordinary course of business occurring on the Closing Date after the Closing;

           "Pre-Closing Tax Period" shall mean any taxable period ending on or before the Closing Date and the portion ending on and including the Closing Date of any Straddle Period;

           "Pre-Closing Transfers" -- See Section 7.4;

           "Property Taxes" shall mean all real, personal and intangible property Taxes, and any similar Taxes;

           "Purchase Price" -- See Section 2.1;

           "Registration Rights Agreement" -- See Section 10.7;

           "Registration Statement" -- See Section 7.5;

           "Retained Subsidiaries" shall mean all Subsidiaries of the Company other than the Transferred Subsidiaries;

           "Retirement Plan" -- See Section 7.12(a);

           "SBC" shall mean SBC Communications Inc.;

           "SBC Agreement" shall mean the Master Services Agreement among WilTel Communications, LLC, WilTel Local Network, LLC, SBC Services, Inc. and SBC Communications Inc., dated as of June 15, 2005;

           "SBC Settlement Agreement" shall mean the Termination, Mutual Release and Settlement Agreement, dated June 15, 2005, among SBC, SBC Operations, Inc., SBC Long Distance, LLC, WilTel Communications Group, LLC, WilTel Communications LLC and Leucadia;

           "Securities Act" shall mean the Securities Act of 1933, as amended;

           "Seller" -- See Preamble hereto;

           "Seller's Knowledge," or "Knowledge of the Seller", and other similar phrases shall mean the actual knowledge of the individuals listed on Schedule 1.2, after due inquiry of the senior employees of Leucadia, the Seller, the Company and its Subsidiaries who have administrative or operational responsibility for the particular subject matter in question;

           "Severance Plan" shall mean the Company Severance Protection Plan effective as of December 1, 2004;

           "Shared Network Circuits" -- See Section 5.18(i);

           "Shares" -- See Section 2.1;

           "Software" shall mean computer programs, including but not limited to source code, object code, executable code, programming tools, drawings, specifications and data related thereto, in any form, together with all related documentation;

           "State PUC" shall mean a state public service and utility commission or similar Governmental Entity;

           "Straddle Period" shall mean any taxable period that commences prior to and includes (but does not end on) the Closing Date;

           "Straddle Period Tax Proceeding" -- See Section 7.13(f);

           "Straddle Tax Return" shall mean any Tax Return required to be filed by the Company or any of its Subsidiaries in respect of a Straddle Period;

           "Subsequent Restricted Period" -- See Section 7.11(b);

           "Subsidiaries" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereto is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof;

           "Substituted Shares" -- See Section 2.2;

           "Substitution Rights" shall mean the Cash Substitution Right and the Benefit Plan Substitution Right;

           "Tax Proceeding" -- See Section 7.13(e);

           "Taxes" shall mean (i) all federal, state, local or foreign taxes, including, without limitation, income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, value added, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, employment, unemployment, disability, worker's compensation, payroll, utility, windfall profit, custom duties, personal property, real property, registration, alternative or add-on minimum, estimated and other taxes, governmental fees or like charges of any kind whatsoever, including any interest, penalties or additions thereto, whether disputed or not; (ii) any liability to pay amounts due pursuant to clause (i) on behalf of another Person, including any predecessor, under any contract, reimbursement or indemnity agreement, as transferee, successor or otherwise; and (iii) any liability of any Person, including any predecessor, to pay amounts described in clause (i) by reason of liability imposed under Treasury Regulations ss. 1.1502-6 or similar provision imposing liability by reason of participation in a consolidated, combined, unitary or similar Tax Return or similar filing; and "Tax" shall mean any one of them;

           "Tax Return" shall mean any report, return, information return, filing, claim for refund or other information, including any schedules or attachments thereto, and any amendments to any of the foregoing required to be supplied to a taxing authority in connection with Taxes;

           "Technology" shall mean, collectively, discoveries, designs, formulas, algorithms, processes, procedures, models, methods (including but not limited to business methods), techniques, ideas, know-how, Software, tools, data, databases, confidential and proprietary information, inventions (whether on not patentable), creations, improvements, writings, designs, mask works or other works of authorship, and all recordings, graphs, drawings, reports, analyses, other writings, Uniform Resource Locators, Internet Web sites, and any other embodiment of the above, in any form whether or not specifically listed herein;

           "Telecommunications Business" shall mean the business, other than the Vyvx Business of the Company and its Subsidiaries, consisting of an inter-city and local fiber-optic network providing Internet, data and voice and other telecommunications services;

           "Transferee" -- See Section 7.4;

           "Transferred Benefit Plans" shall mean the Retirement Plan and the Deferred Compensation Plan;

           "Transferred Subsidiaries" shall mean WilTel Aircraft Leasing, LLC, a Delaware limited liability company, and WilTel Technology Center, LLC, a Delaware limited liability company, each of which is a Subsidiary of the Company on the date hereof and which shall cease to be a Subsidiary of the Company or the Retained Subsidiaries upon completion of the Pre-Closing Transfers;

           "Vendor Contracts" -- See Section 5.18(c)(ii);

           "Vyvx Business" shall mean the business segment of the Company that provides data services, transmits audio, video and multimedia content, and distributes advertising media in physical and electronic form; and

           "WARN" shall mean the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law.

           SECTION 2. PURCHASE AND SALE OF MEMBERSHIP UNITS.
                      -------------------------------------

           SECTION 2.1. Components of Purchase Price. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Seller set forth below, on the Closing Date the Buyer shall purchase from the Seller and the Seller shall sell to the Buyer, the Membership Units, free and clear of all Liens, for a total purchase price (the

"Purchase Price") consisting of (a) $370 million in cash (as such amount may be adjusted pursuant to either Section 2.2 or Section 3 hereof, the "Cash Purchase Price"), (b) 115 million newly issued shares of Level 3 Common Stock (as such number of shares may be adjusted (i) pursuant to Section 2.2 hereof and (ii) as a result of any stock split, combination, subdivision or reclassification, merger, exchange of shares or other similar business combination transaction, or any dividends or distributions with respect to such shares of Level 3 Common Stock, in each case, after the date hereof and prior to the Closing (the "Shares")) and (c) an additional cash payment of $100 million with respect to the cash balance to be retained by the Company as of the Measurement Date (the "Additional Cash Amount").

           SECTION 2.2. Substitution Rights.

           (a) Cash Substitution Right. Not less than three nor more than five Business Days prior to the Closing, the Buyer shall have the right, in its sole discretion, upon written notice to the Seller, to elect to reduce the number of Shares otherwise deliverable by the Buyer at the Closing and in lieu of such number of Shares not being delivered (such number of shares not being delivered hereunder referred to as the "Substituted Shares") pay cash to the Seller at the Closing (the "Cash Substitution Right"). If the Buyer exercises its Cash Substitution Right, (i) the Cash Purchase Price shall be increased by an amount equal to the product of (A) the number of such Substituted Shares (as adjusted as a result of any stock split, combination, subdivision or reclassification, merger, exchange of shares or other similar business combination transaction, or any dividends or distributions with respect to such shares of Level 3 Common Stock, in each case, after the date hereof and prior to the Closing) and (B) the greater of (1) the average of the volume weighted sales prices per share of Level 3 Common Stock as reported by the NASDAQ Stock Market for the 10 trading-day period ending upon the trading day immediately preceding the date the Buyer delivers written notice of its exercise of the Cash Substitution Right and (2) $2.35, and (ii) the number of Shares deliverable at Closing shall be reduced by the number of such Substituted Shares.

           (b) Benefit Plan Substitution Right. Not less than three nor more than five Business Days prior to the Closing, the Buyer shall have the right, in its sole discretion, upon written notice to the Seller, to elect to have the Company retain the sponsorship of the Transferred Benefit Plans and the related liabilities and obligations thereunder in respect of the participants in the Transferred Benefit Plans prior to the Closing Date (the "Benefit Plan Substitution Right"). If the Buyer exercises its Benefit Plan Substitution Right, (i) the number of Shares otherwise deliverable by the Buyer at the Closing (as adjusted as a result of any stock split, combination, subdivision or reclassification, merger, exchange of shares or other similar business combination transaction, or any dividends or distributions with respect to such shares of Level 3 Common Stock, in each case, after the date hereof and prior to the Closing) shall be reduced by a number equal to the quotient obtained by dividing $80 million by the greater of (A) the average of the volume weighted sales prices per share of Level 3 Common Stock as reported by the NASDAQ Stock Market for the 10 trading-day period ending upon the trading day immediately preceding the date the Buyer delivers written notice of its exercise of the Benefit Plan Substitution Right and (B) $2.35, (ii) the Transferred Benefit Plans shall no longer be Excluded Liabilities for purposes of this Agreement and shall be deemed removed from Schedule 7.4 for all purposes hereof and (iii) the assets of the Retirement Plan held in trust shall no longer be Excluded Assets and shall be deemed removed from Schedule 7.4 for all purposes hereof.

           SECTION 2.3. Closing Date Transactions. On the Closing Date, the Buyer shall (i) pay the Cash Purchase Price and the Additional Cash Amount by wire transfer of immediately available funds to such account (or accounts) as the Seller shall, not less than two Business Days prior to the Closing Date, designate in writing to the Buyer and (ii) issue the Shares to the Seller (with any fractional shares that would otherwise result rounded to the nearest whole number) free and clear of all Liens (other than Liens incurred by the Seller) and deliver or cause to be delivered to the Seller one or more certificates therefor registered in the name of the Seller. On the Closing Date, the Seller shall (a) deliver to the Buyer evidence of the Membership Units being purchased by the Buyer from the Seller against payment by the Buyer to the Seller of the Purchase Price for such Membership Units and (b) duly amend the Organizational Documents of the Company to reflect, effective as of the Closing Date, the admission of the Buyer as the sole member of the Company and the withdrawal of the Seller as a member of the Company.

           SECTION 2.4. Allocation of Purchase Price.

           (a) The Buyer and the Seller agree to treat the sale of the Membership Units as a sale of the assets of the Company by the Company to the Buyer for all federal, state and local Income Tax purposes (including treatment as a sale of the assets of any of the Company's Subsidiaries that are disregarded for tax purposes). As soon as reasonably practicable, but not later than 75 days following the Closing Date, the Buyer shall prepare and deliver to the Seller a schedule which shall set forth the allocation of the Purchase Price, liabilities and other related items among the assets of the Company (the "Allocation"). The Seller shall, within 40 days after the date on which the Allocation is delivered to the Seller, provide the Buyer with a written notice stating those items to which the Seller takes exception. If a change proposed by the Seller is disputed by the Buyer, then the Seller and the Buyer shall negotiate in good faith to resolve such dispute. If the Buyer and the Seller agree to the Allocation, the parties further agree to act in accordance with the Allocation in any federal, state and local income and franchise Tax Returns.

           (b) If and to the extent the Buyer and the Seller agree to the Allocation, promptly after the Closing Date (but not before a resolution of all disputes, if any, with regard to the Closing Balance Sheet) the Buyer shall prepare, in consultation with the Seller or the Seller's designee, those statements or forms (including Form 8594) required by Section 1060 of the Code and the Treasury regulations promulgated thereunder with respect to the Allocation. Such statements or forms shall be prepared consistently with the Allocation if and to the extent the Buyer and the Seller agree to the Allocation. Such statements or forms shall be filed by the parties on their respective federal income Tax Returns as required by Section 1060 of the Code and the Treasury regulations promulgated thereunder and each party shall provide the other party with a copy of such statement or form as filed.

           SECTION 2.5. Further Assurances. Consistent with the terms and conditions of this Agreement and to effectuate the purposes of this Agreement and the other Pre-Closing Transactions, after the Closing Date, (i) the Buyer and its Affiliates shall execute and deliver to the Seller such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and such other documents reasonably requested by the Seller in order to perfect title of the Seller to the Excluded Assets and shall transfer to the Seller any proceeds (insurance, litigation or otherwise) of such assets realized or received by the Buyer or its Affiliates after the Closing Date and
(ii) the Seller and its Affiliates shall execute and deliver to the Buyer such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and such other documents reasonably requested by the Buyer in order to perfect title of the Buyer and its Affiliates to the assets, rights and business conveyed hereunder and shall transfer to the Buyer the proceeds (insurance, litigation or otherwise) of such assets realized or received by the Seller or its Affiliates after the Closing Date.

           SECTION 3. ADJUSTMENT TO PURCHASE PRICE.
                      ----------------------------

           In addition to any adjustment relating to the Buyer's exercise of the Cash Substitution Right or the Benefit Plan Substitution Right, the Purchase Price shall be subject to adjustment as follows:

           SECTION 3.1. Closing Date Adjustments. At the Closing, the Purchase Price shall be adjusted as set forth in this Section 3.1.

           (a) If the Closing occurs after December 31, 2005, then the Cash Purchase Price payable by the Buyer on the Closing Date shall be increased by an amount equal to the interest on $370 million from January 1, 2006 to (but not including) the Closing Date at a rate of 6.0% per annum.

           (b) Prior to the Closing (but no less than two Business Days prior to the Closing Date), the Seller shall deliver to the Buyer (i) the consolidated balance sheet of the Company and the Retained Subsidiaries as of December 31, 2005 or (ii) if the balance sheet described in clause (i) is not available, the then most recent regularly prepared month end consolidated balance sheet of the Company and the Retained Subsidiaries (which shall be as of a date not more than 50 days prior to the Closing Date). The balance sheet delivered pursuant to the foregoing sentence is referred to as the "Month End Balance Sheet" and the date of such Month End Balance Sheet is referred to as the "Month End." The Month End Balance Sheet shall be accompanied by a schedule setting forth an estimate of the Adjusted Net Working Capital as of the close of business on the Month End (the "Estimated Adjusted Net Working Capital"). The Month End Balance Sheet shall be prepared in accordance with GAAP (except for the exclusion of the Transferred Subsidiaries), applied on a basis consistent with (except for the exclusion of the Transferred Subsidiaries), and following the accounting principles, procedures, policies and methods employed in preparing, the unaudited consolidated balance sheet of the Company and its Subsidiaries as of August 31, 2005 (the "August 31 Balance Sheet"). If the Estimated Adjusted Net Working Capital set forth on the schedule accompanying the Month End Balance Sheet is less than $26 million, the Cash Purchase Price payable to the Seller at the Closing shall be reduced by an amount equal to such deficiency. If the Estimated Adjusted Net Working Capital set forth on the schedule accompanying the Month End Balance Sheet exceeds $26 million, the Cash Purchase Price payable to the Seller at the Closing shall be increased by an amount equal to such surplus.

           SECTION 3.2. Post-Closing Determination. Within 60 calendar days after the Closing Date, the Seller shall deliver to the Buyer the consolidated balance sheet of the Company and the Retained Subsidiaries as of the close of business on the Measurement Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with GAAP (except for the exclusion of the Transferred Subsidiaries), applied on a basis consistent with (except for the exclusion of the Transferred Subsidiaries), and following the accounting principles, procedures, policies and methods employed in preparing, the August 31 Balance Sheet. The Closing Balance Sheet shall be accompanied by a schedule setting forth the actual Adjusted Net Working Capital as of the close of business on the Measurement Date (the "Actual Adjusted Net Working Capital"). During the preparation of the Closing Balance Sheet by the Seller and the period of any dispute with respect to the application of this Section 3.2, the Buyer shall cooperate with the Seller to the extent reasonably requested by the Seller to prepare the Closing Balance Sheet and the Actual Adjusted Net Working Capital Report or to investigate the basis for any dispute. The calculation of the Actual Adjusted Net Working Capital shall be examined by the Buyer who shall, not later than 30 calendar days after receipt of the Closing Balance Sheet, deliver a report thereon (the "Actual Adjusted Net Working Capital Report") to the Seller. The Actual Adjusted Net Working Capital Report shall list those items included in the Actual Adjusted Net Working Capital, if any, to which the Buyer takes exception and the Buyer's proposed adjustment. If the Buyer fails to deliver to the Seller the Actual Adjusted Net Working Capital Report within 30 calendar days following receipt of the Closing Balance Sheet, the Buyer shall be deemed to have accepted the Actual Adjusted Net Working Capital for the purposes of any adjustment to the Purchase Price under Section 3.3. If the Seller does not give the Buyer notice of its objections to the Actual Adjusted Net Working Capital Report within 30 calendar days following receipt of the Actual Adjusted Net Working Capital Report, the Seller shall be deemed to have accepted the Closing Balance Sheet as adjusted by the Buyer in the Actual Adjusted Net Working Capital Report for the purposes of any adjustment to the Purchase Price under Section 3.3. If the Seller gives the Buyer notice of its objections to the Actual Adjusted Net Working Capital Report, and if the Seller and the Buyer are unable, within 15 calendar days after receipt by the Buyer of the notice from the Seller of objections, to resolve the disputed exceptions, such disputed exceptions will be referred to Deloitte & Touche LLP or another firm of independent certified public accountants (the "Independent Accounting Firm") mutually acceptable to the Seller and the Buyer. The Independent Accounting Firm shall, within 60 days following its selection, deliver to the Seller and the Buyer a written report determining such disputed exceptions, and its determinations will be conclusive and binding upon the parties thereto for the purposes of any adjustment to the Purchase Price under Section 3.3. The fees and disbursements of the Independent Accounting Firm acting under this Section 3.2 shall be apportioned between the Buyer and the Seller based on the total dollar value of disputed exceptions resolved in favor of each such party, with each such party bearing such percentage of the fees and disbursements of the Independent Accounting Firm as the aggregate disputed exceptions resolved against that party bears to the total dollar value of all disputed exceptions considered by the Independent Accounting Firm. For the avoidance of doubt, the delivery and timing of receipt of any document sent by the parties pursuant to this Section 3 shall be governed by the provisions set forth in Section 13.5 - "Notices."

           SECTION 3.3. Post-Closing Adjustment.

           (a) If the Actual Adjusted Net Working Capital is less than the Estimated Adjusted Net Working Capital, the Seller shall, within three calendar days following the final determination of the Actual Adjusted Net Working Capital pursuant to Section 3.2, and based upon such final determination, pay to the Buyer the amount of such deficiency in cash, together with interest on such amount from and including the Closing Date to but excluding the date of payment at a rate of 6.0% per annum. Any payment by the Seller to the Buyer under this
Section 3.3(a) shall be made by wire transfer of immediately available funds to such account as the Buyer shall designate in writing to the Seller.

           (b) If the Actual Adjusted Net Working Capital is more than the Estimated Adjusted Net Working Capital, the Buyer shall, within three calendar days following the final determination of the Actual Adjusted Net Working Capital pursuant to Section 3.2, and based upon such final determination, pay to the Seller the amount of such excess in cash, together with interest on such amount from and including the Closing Date to but excluding the date of payment at a rate of 6.0% per annum. Any payment by the Buyer to the Seller under this
Section 3.3(b) shall be made by wire transfer of immediately available funds to such account as the Seller shall designate in writing to the Buyer.

           SECTION 3.4. Estimate of Adjusted Net Working Capital. Schedule 3.4 sets forth an estimate of the Adjusted Net Working Capital as of August 31, 2005, it being agreed that the August 31, 2005 Adjusted Net Working Capital is provided for illustrative purposes only and is not intended to be a binding expression of any Adjusted Net Working Capital calculation required under this Agreement.

           SECTION 4. CLOSING.
                      -------

           The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall take place at the offices of Willkie Farr & Gallagher LLP at 787 Seventh Avenue, New York, New York 10019 at 10:00 a.m. on the third Business Day after all the conditions to the obligations of the parties hereunder set forth in Sections 10 and 11 hereof have been satisfied or waived (other than those conditions that are not capable of being satisfied until the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place and time as may be mutually agreed to by the parties hereto (the "Closing Date").

           SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE SELLER.
                      --------------------------------------------

           In this Section 5, (a) none of the representations and warranties contained herein relate to the Transferred Subsidiaries, the Excluded Assets or the Excluded Liabilities, in each case, unless expressly stated otherwise, and
(b) all of the representations and warranties relate solely to and include the Businesses, the Company and the Retained Subsidiaries, in each case, unless expressly stated otherwise.

           The Seller hereby represents and warrants to the Buyer as follows:

           SECTION 5.1. Corporate Organization. Each of the Seller, Leucadia, the Company, the Retained Subsidiaries and WilTel Technology Center, LLC is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, limited liability company or limited partnership power (as the case may be) to own its properties and assets and to conduct its business as now conducted. Copies of the Organizational Documents of the Seller, the Company, each of the Retained Subsidiaries and WilTel Technology Center, LLC, with all amendments thereto to the date hereof, have been furnished or made available to the Buyer or its representatives, and such copies are accurate and complete as of the date hereof. A complete and correct chart showing the Company and all of its direct and indirect Subsidiaries is set forth in Schedule 5.1.

           SECTION 5.2. Qualification to Do Business. Each of the Seller, Leucadia, the Company and the Retained Subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or partnership (as the case may be) and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and the Retained Subsidiaries. Schedule 5.2 sets forth all jurisdictions in which each of the Company and the Retained Subsidiaries are qualified to do business.

           SECTION 5.3. No Conflict or Violation. The execution, delivery and performance by Leucadia and the Seller of this Agreement and the Registration Rights Agreement and by the Company and WilTel Technology Center, LLC of the Lease Agreement do not and will not (i) violate or conflict with any provision of any Organizational Document of Leucadia, the Seller, the Company or any of its Subsidiaries, (ii) violate any provision of law, or any order, judgment or decree of any Governmental Entity, (iii) except as set forth in Schedule 5.3, violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract or result in the creation or imposition of any Lien upon any of the assets, properties or rights of either of the Company or any of its Subsidiaries or result in or give to others any rights of cancellation, modification, amendment, acceleration, revocation or suspension of any of the Contracts or obligations thereunder, or Licenses and Permits that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and the Retained Subsidiaries or (iv) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, agreement or instrument to which the Seller or Leucadia is a party or by which it is bound or to which any of its properties or assets is subject that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of the Seller, Leucadia or WilTel Technology Center, LLC to perform their respective obligations under this Agreement, the Lease Agreement and the Registration Rights Agreement or to consummate the transactions contemplated hereby or thereby, including as a consequence of any material impediment, interference or delay.

           SECTION 5.4. Consents and Approvals. Except as set forth in Schedule 5.4, no consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is required in connection with the execution and delivery by Leucadia or the Seller of this Agreement, by Leucadia and the Seller of the Registration Rights Agreement and by the Company and WilTel Technology Center, LLC of the Lease Agreement or the performance by Leucadia, the Seller, the Company or

WilTel Technology Center, LLC of their respective obligations hereunder or thereunder, except for (i) the filing of Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"),
(ii) filings required under, and compliance with other applicable rules, regulations and requirements of, the Federal Communications Commission (the "FCC") and the relevant State PUC's set forth on Schedule 5.4, and (iii) such other governmental consents, waivers, authorizations, approvals, declarations, notices, filings or registrations that in the case of this clause (iii), if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and the Retained Subsidiaries.

           SECTION 5.5. Authorization and Validity of Agreement. Leucadia and the Seller have all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to carry out their respective obligations hereunder and thereunder. The Company and WilTel Technology Center, LLC have all requisite limited liability company power to enter into the Lease Agreement and to carry out their obligations thereunder. The execution and delivery of this Agreement, the Lease Agreement and the Registration Rights Agreement and the performance of the respective obligations of Leucadia, the Seller, the Company, and WilTel Technology Center, LLC hereunder and thereunder have been duly authorized by all necessary limited liability company or corporate action (as the case may be) and no other limited liability company or corporate proceedings (as the case may be) on the part of Leucadia, the Seller, the Company or WilTel Technology Center, LLC are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Leucadia and the Seller and, assuming due execution and delivery by Level 3 and the Buyer, shall constitute their valid and binding obligation, enforceable against them in accordance with its terms, subject to
(i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

           SECTION 5.6. Capitalization and Related Matters.

           (a) All of the outstanding Membership Units are validly issued, fully paid and nonassessable and are held solely of record and beneficially by the Seller, a wholly owned indirect subsidiary of Leucadia. The Seller has, as of the date hereof and shall have on the Closing Date, valid and marketable title to all of the Membership Units, free and clear of any Liens, other than those Liens under the Company's Credit Documents. The Membership Units are the sole outstanding securities of the Company; the Company does not have outstanding any securities convertible into or exchangeable for any Membership Units, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any Membership Units, or any stock or securities convertible into or exchangeable for any Membership Units; and neither Leucadia, the Seller, any Affiliate of the Seller nor the Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register under the Securities Act, any Membership Units.

           (b) Except as set forth on Schedule 5.6(b), all of the outstanding shares of capital stock, or membership units or other ownership interests of, each Retained Subsidiary, as applicable, is validly issued, fully paid and nonassessable and is owned of record and beneficially by the Company or another Retained Subsidiary. Except as set forth on Schedule 5.6(b), the Company has, as of the date hereof and shall have on the Closing Date, valid and marketable title, directly or indirectly, to all of the shares of capital stock of, or membership units or other ownership interests in, each Retained Subsidiary, free and clear of any Liens, other than those Liens under the Company's Credit Documents. Such outstanding shares of capital stock of, or membership units or other ownership interests in, the Retained Subsidiaries, as applicable, are the sole outstanding securities of the Retained Subsidiaries; the Retained Subsidiaries do not have outstanding any securities convertible into or exchangeable for any capital stock of, or membership units or other ownership interests in, the Retained Subsidiaries, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock of, or membership units or other ownership interests in, the Retained Subsidiaries, or any stock or securities convertible into or exchangeable for any capital stock of, or membership units or other ownership interests in, the Retained Subsidiaries; and neither Leucadia, the Seller, any Affiliate of the Seller, the Company or any Retained Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register under the Securities Act, any capital stock of, or membership units or other ownership interests in, any Retained Subsidiary.

           SECTION 5.7. Equity Investments. Except as set forth in Schedule 5.7, the Company and its Subsidiaries do not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities, interests or investments in any other Person other than the Subsidiaries and investments that constitute cash, cash equivalents or marketable securities that constitute Excluded Assets. Upon the Closing, neither the Company nor any Retained Subsidiary will directly or indirectly own, or hold any rights to acquire, any such capital stock, securities, interests or investments in the Transferred Subsidiaries.

           SECTION 5.8. Financial Statements. The Seller has heretofore furnished to the Buyer (a) copies of the audited consolidated balance sheet of the Company and its Subsidiaries as of November 5, 2003, together with the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period from January 1, 2003 to November 5, 2003, the period from November 1, 2002 to December 31, 2002, and the period from January 1, 2002 to October 31, 2002 and the notes thereto, accompanied by the reports thereon of Ernst & Young LLP, (b) copies of the audited consolidated balance sheets of the Company and its Subsidiaries at December 31, 2004 and December 31, 2003, together with the results of their operations and cash flows for the year ended December 31, 2004 and the period from November 6, 2003 through December 31, 2003 and the notes thereto, accompanied by the reports thereon of PricewaterhouseCoopers LLP and (c) copies of the unaudited August 31 Balance Sheet, together with the related consolidated unaudited statements of operations and statement of cash flows for the period then ended attached hereto as
Schedule 5.8 (the "August Financial Statements" and together with the financial statements referred to in clauses (a) and (b) above being hereinafter collectively referred to as the "Financial Statements"). The Financial Statements (including with regard to clauses (a) and (b) above the notes thereto) (i) were prepared in accordance with GAAP (other than the statement of cash flows referred to in clause (c) above), applied on a consistent basis throughout (x) the periods covered by the Financial Statements in clause (b) above and (y) the periods covered by the Financial Statements in clause (c) above, and (ii) present fairly in all material respects the financial position, results of operations, cash flows and changes in financial position of the Company and its Subsidiaries as of such dates and for the periods then ended (subject, in the case of the August Financial Statements, to normal year-end audit adjustments consistent with prior periods and except that such August Financial Statements do not contain all footnote disclosures normally required under GAAP). The August Financial Statements have been prepared on a basis consistent with those Financial Statements set forth in clause (b) above and the accounting methods employed in preparing the unaudited consolidated balance sheet of the Company and its Subsidiaries as of July 31, 2005 (the "July 31 Balance Sheet"), together with the related consolidated unaudited statement of operations for the period then ended (copies of each of which the Seller has heretofore furnished to the Buyer). Since December 31, 2004, there has not been any change in any method of accounting of either of the Company or any of the Retained Subsidiaries. The Company has recorded the adjustments set forth in the column "Estimated Adjustments" on Schedule 5.8 in accordance with GAAP.

           SECTION 5.9. Absence of Certain Changes or Events.

           (a) Except as set forth in Schedule 5.9 or as reflected in the July 31 Balance Sheet, since July 31, 2005, there has not been:

               (i) any Material Adverse Effect on the Company and the Retained Subsidiaries;

               (ii) any material loss, damage, destruction or other casualty to the assets or properties of either of the Company or any of the Retained Subsidiaries (other than any for which insurance awards have been received or guaranteed); or

               (iii) through the date hereof any loss of the employment, services or benefits of any employee of the Company or any of its Subsidiaries with the title of vice president or above.

           (b) Since July 31, 2005, the Company and the Retained Subsidiaries have operated in the ordinary course of their business consistent with past practice and, except (1) as set forth in Schedule 5.9 hereto, (2) with respect to any Excluded Assets or Excluded Liabilities, (3) Liens in connection with the Company's Credit Documents, (4) as otherwise reflected in the July 31 Balance Sheet or (5) as otherwise permitted or required under this Agreement, each of the Company and the Retained Subsidiaries has not:

               (i) failed to discharge or satisfy any Lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise), other than liabilities being contested in good faith and for which adequate reserves have been provided and Permitted Liens;

               (ii) mortgaged, pledged or subjected to any Lien (other than Permitted Liens) any of its assets, properties or rights material to the operation of the Businesses as currently conducted;

               (iii) sold or transferred any of its material assets or canceled any material debts or claims or waived any material rights;

               (iv) sold or transferred (other than to a Retained Subsidiary) any patents, trademarks or copyrights or any patent, trademark or copyright applications;

               (v) defaulted on any material obligation;

               (vi) entered into any transaction material to its business, except in the ordinary course of business consistent with past practice;

               (vii) laid off any significant number of its employees;

               (viii) discontinued the offering of any material services or product of the Businesses;

               (ix) incurred any material obligation or liability for the payment of severance benefits;

               (x) declared, paid, or set aside for payment any dividend or other distribution in respect of shares of its capital stock, membership units or other securities, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock, membership units or other securities, or agreed to do so (other than the Pre-Closing Transfers); or

               (xi) entered into any agreement or made any commitment to do any of the foregoing.

           SECTION 5.10. Tax Matters. Except as set forth on Schedule 5.10,

           (a) (i) the Company and each of its Subsidiaries and each of their predecessors, if any, has filed (or has been included in the filing of) on or prior to the due date (after giving effect to any extensions) all material Tax Returns required by applicable law to be filed with respect to the Company and each of its Subsidiaries and all Taxes shown to be due on such Tax Returns have been timely paid; (ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing; (iii) all material amounts of Taxes owed by the Company (whether or not shown on any Tax Return) and each of its Subsidiaries and each of their predecessors, if required to have been paid, have been paid (except for Taxes which are being contested in good faith, with adequate reserves being established in accordance with GAAP); and (iv) any liability of the Company or any of its Subsidiaries for Taxes not yet due and payable, or which are being contested in good faith, have been provided for on the financial statements of the Company in accordance with GAAP or the books and records of the Company in accordance with GAAP;

           (b) there is no action, suit, proceeding, investigation, audit or claim now pending against the Company or any of its Subsidiaries in respect of any Tax, nor, to the Seller's Knowledge, has any claim for additional Tax been overtly threatened by any Tax authority;

           (c) since January 1, 1995, no claim has been made by any Tax authority in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to the Seller's Knowledge, is any such assertion overtly threatened;

           (d) (i) there is no outstanding request for any extension of time for the Company or any of its Subsidiaries to pay any Taxes or file any Tax Returns;
(ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company or any of its Subsidiaries that is currently in force, and no power of attorney granted by or with respect to the Company and its Subsidiaries for Taxes is currently in force; (iii) the statute of limitation for tax years concerning any material tax or any material amount of tax of the Company and its Subsidiaries has closed for all years ending prior to January 1, 1995; and (iv) neither the Company nor any of its Subsidiaries is a party to or bound by any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters;

           (e) the Company and each of its Subsidiaries have withheld, collected and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party;

           (f) the Seller is not a "foreign person" within the meaning of
Section 1445 of the Code;

           (g) none of the Company's Subsidiaries that is or was treated as an association taxable as a corporation for U.S. federal income tax purposes has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was governed in whole or in part by Section 355 of the Code (i) within the past 2 years or (ii) in a distribution that would otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transaction contemplated by this Agreement;

           (h) each of the Subsidiaries that is or was treated as an association taxable as a corporation for U.S. federal income tax purposes has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
Section 6662 of the Code;

           (i) (i) neither the Company nor any of its Subsidiaries is a party to any Contract, arrangement or plan that would result, separately or in the aggregate, in a payment by reason of the transactions contemplated by this Agreement that would not be deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law); and (ii) the disallowance of a deduction under Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax law) for employee remuneration will not apply to any amount paid or payable by the Company under any Contract, benefit plan, program, arrangement or understanding currently in effect;

           (j) (i) none of the assets, properties or rights of the Company and its Subsidiaries are "tax-exempt use property" within the meaning of Section 168(h) of the Code; (ii) none of the assets, properties or rights of the Company and its Subsidiaries include any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954; and (iii) there is no Lien other than a Permitted Lien affecting any of the assets, properties or rights of the Company and its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax;

           (k) neither the Company nor any of its Subsidiaries or any predecessor thereof has been a member of an affiliated group (within the meaning of Code ss. 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which is Leucadia);

           (l) the Company and its Subsidiaries have neither (i) made, changed or revoked, or permitted to be made, changed or revoked, any material election or method of accounting with respect to Taxes affecting or relating to the Company and its Subsidiaries since the filing of the applicable Tax Return relating to Tax periods ending on or before December 31, 2003, nor (ii) entered into, or permitted to be entered into, any closing or other agreement or settlement with respect to Taxes affecting or relating to the Company and its Subsidiaries;

           (m) the Company and each of its Subsidiaries is and has always been classified as an entity disregarded as separate from its owner (within the meaning of Treasury Regulations ss. 301.7701-2(c)(2)) for U.S. federal Tax purposes and will continue to be so classified up to and including the Closing Date; and

           (n) neither the Company nor any of its Subsidiaries have a permanent establishment in a jurisdiction outside the United States.

           This Section 5.10 represents the sole and exclusive representations and warranties of the Seller regarding Tax matters.

           SECTION 5.11. Absence of Undisclosed Liabilities. Except as set forth in Schedule 5.11, neither of the Company nor any of the Retained Subsidiaries has any material indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the July 31 Balance Sheet other than liabilities as shall have been incurred or accrued in the ordinary course of business since July 31, 2005. Except as shown in the July 31 Balance Sheet or in Schedule 5.11, neither of the Company nor any of the Retained Subsidiaries is directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obliged in any other way to provide funds in respect of, or to make guarantees or assume, any debt, obligation or dividend of any Person other than the Company or any Retained Subsidiaries, except endorsements in the ordinary course of business in connection with the deposit, in banks or other financial institutions, of items for collection.

           SECTION 5.12. Company Real Property.

           (a) Schedule 5.12(a) contains a true and complete list of all real property owned in fee simple by the Company or the Retained Subsidiaries (the "Owned Real Property"). The Seller has made available to the Buyer copies of any title insurance policies (together with copies of any documents of record listed as exceptions to title on such policies) currently insuring each Owned Real Property and copies of the most recent surveys of the same to the extent the Seller, the Company or its Subsidiaries has such documents. The Company or the Retained Subsidiaries have good and valid title to all of the Owned Real Property free and clear of all Liens other than Permitted Liens.

           (b) Schedule 5.12(b) sets forth a list of all leases, licenses, subleases and occupancy agreements, together with all amendments thereto, with respect to all properties which are material to the operation of the Businesses (other than with respect to any IRUs, cross-connection, interconnection, co-location or entrance facility arrangements) in which either of the Company or the Retained Subsidiaries has a leasehold interest, license or similar occupancy rights (each, a "Lease" and collectively, the "Leases"; the property covered by Leases under which either of the Company or the Retained Subsidiaries is a lessee is referred to herein as the "Leased Real Property"; the Leased Real Property, together with the Owned Real Property, collectively being the "Company Real Property"). Neither the Company nor any of the Retained Subsidiaries is a party to any Contract (other than a Lease) with the lessor of any of the Leased Real Properties, which gives such lessor any right to terminate or adversely alter the terms of the Lease to which such lessor is a party. Except as set forth in Schedule 5.11 and Schedule 5.17, the Company or the Retained Subsidiaries enjoys peaceful and undisturbed possession of the Leased Real Property pursuant to the Leases in all material respects except for Leases expiring in accordance with their terms after the date hereof and prior to the Closing Date. No option has been exercised under any of such Leases, except options whose exercise has been evidenced by a written document, a true and complete copy of which has been delivered or made available to the Buyer with the corresponding Lease.

           (c) Except as set forth on Schedule 5.12(c), since July 31, 2005, no Lease has been modified or amended in writing in any way materially adverse to the operation of the Businesses and no party to any Lease has given either of the Company or the Retained Subsidiaries written notice of or, to the Seller's Knowledge, made a claim with respect to any breach or default.

           (d) Except as set forth in Schedule 5.12(d) and other than with respect to IRUs, co-location, cross-connection, interconnection, entrance facilities or other rights incidental to the provision of services established in the ordinary course of business, none of the Company Real Property is subject to any option, lease, sublease, license or other agreement granting to any Person or entity any right to the use, occupancy or enjoyment of such property or any portion thereof or to obtain title to all or any portion of such property.

           (e) Except as set forth on Schedule 5.12(e), all material improvements, systems and fixtures on the Company Real Property are in good operating condition and repair, and generally are adequate and suitable in all material respects for the present and continued use, operation and maintenance thereof as now used, operated or maintained. All improvements on the Company Real Property constructed by or on behalf of the Company or any Retained Subsidiary, to the Seller's Knowledge, were constructed in compliance in all material respects with applicable laws, ordinances and regulations affecting such Company Real Property, except for possible nonconforming uses or violations that do not and will not interfere with the present use, operation or maintenance thereof by either of the Company or the Retained Subsidiaries as now used, operated or maintained or access thereto, and neither of the Company or the Retained Subsidiaries has received any written notice, or to the Seller's Knowledge, any verbal notice, to the contrary.

           SECTION 5.13. Assets of the Company and its Subsidiaries.

           (a) The Company and the Retained Subsidiaries own, license under valid and enforceable licenses or lease under valid and enforceable leases and will own, license or lease after the Closing all of the assets, properties and rights material to the operation of the Businesses as currently conducted. Except as set forth on Schedule 5.13(a), neither the Company nor the Retained Subsidiaries have any material assets, properties, rights or interests of any kind or nature that either they are presently or have been since July 31, 2005, using, holding or operating in the Businesses prior to the Closing that will not continue to be used, held or owned by them immediately following the Closing.

           (b) Except as set forth on Schedule 5.13(a), the Transferred Subsidiaries do not own any assets or properties which are material to the operation of the Businesses as currently conducted, and such Transferred Subsidiaries do not have any rights with respect thereto.

           (c) The assets and rights of the Transferred Subsidiaries consist exclusively of (i) the ownership of the Company's Tulsa, Oklahoma headquarters, including all owned or leased furniture, equipment and fixtures located therein set forth on Annex A to Schedule 7.4 and (ii) rights under the Aircraft Leases.

           (d) Each of the Company and the Retained Subsidiaries has good and valid fee simple title, free and clear of any Liens, to, or a valid leasehold interest under enforceable leases in, all of its assets, properties and rights, other than pursuant to (i) the Company's Credit Documents, (ii) the Company's Real Estate Debt Documents and (iii) Permitted Liens. The Discharged Real Estate Debt Documents have been discharged in full, all Liens under the Discharged Real Estate Debt Documents have been released and all obligations of the Company and the Retained Subsidiaries under the Discharged Real Estate Debt Documents or related to the debt evidenced or secured by same have been satisfied.

           SECTION 5.14. Intellectual Property.

           (a) Except as listed in Schedule 5.14(a): (i) each of the Company and the Retained Subsidiaries owns or has a valid and enforceable license to use, (and as applied to Software owned by the Company or the Retained Subsidiaries, to reproduce, modify, distribute and sublicense copies of) all Intellectual Property and Technology used in and material to the operation of the Businesses as presently conducted; (ii) the Intellectual Property and Technology owned by or licensed to each of the Company and the Retained Subsidiaries includes all of the Intellectual Property and Technology material to the operation of the Businesses as presently conducted; (iii) each of the Company and the Retained Subsidiaries is in compliance with all material contractual obligations relating to the protection of Intellectual Property and Technology licensed to them; (iv) to the Seller's Knowledge, no third party is infringing any Intellectual

Property of the Company or any of its Retained Subsidiaries in any material respect; (v) no claims are pending or, to the Seller's Knowledge, threatened that the Company or any of its Retained Subsidiaries has infringed or misappropriated Intellectual Property of a third party, and to the Seller's Knowledge the conduct of the Businesses does not infringe or misappropriate any Intellectual Property of a third party in any material respect; and (vi) no claims are pending or, to the Seller's Knowledge, threatened challenging the ownership, validity or enforceability of the Intellectual Property owned by the Company or any of its Retained Subsidiaries or the possession or use of the Technology owned by the Company or any of its Retained Subsidiaries.

           (b) Schedule 5.14(b) sets forth a complete and current list of patents and applications therefor, copyright registrations and applications therefor, registered trademarks, registered service marks and applications therefor and domain names owned by, filed in the name of, or applied for, by the Company anywhere in the world (the "Listed Intellectual Property"), including the owner of record, date of application or issuance and relevant jurisdiction as to each. Except as listed in Schedule 5.14(b), all Listed Intellectual Property is owned by the Company and/or the Retained Subsidiaries, free and clear of all Liens. Except as listed in Schedule 5.14(b), there are no actions that must be taken or payments that must be made by the Company or the Retained Subsidiaries within ninety (90) days of the Closing that, if not taken or paid, will adversely affect the Listed Intellectual Property or the right of the Buyer to use the same as and where used as of the effective date hereof. To the Seller's Knowledge, all Listed Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable. Except as listed in Schedule 5.14(b), no Listed Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, other than any office action or other form of preliminary or final refusal of registration. The consummation of the transactions contemplated by this Agreement will not alter or impair any Listed Intellectual Property owned by the Company or the Retained Subsidiaries.

           (c) Except with respect to licenses by which the Company or the Retained Subsidiaries authorize customers to use Software owned by the Company or the Retained Subsidiaries and licenses for Software integrated with or embedded in products sold by them in the ordinary course of business, Schedule 5.14(c) sets forth a complete list of agreements by which Intellectual Property and Technology owned by the Company or the Retained Subsidiaries have been licensed to a third party. Except with respect to (i) licenses by which the Company or the Retained Subsidiaries are authorized to use or sublicense to their customers Software owned by third parties and integrated with or embedded in products purchased by the Company or the Retained Subsidiaries for use or resale in the ordinary course of business and (ii) licenses of generally available Software with an annual maintenance fee of no more than $25,000,
Schedule 5.14(c) further sets forth a complete list of agreements by which the Company and the Retained Subsidiaries are authorized to use Intellectual Property and Technology owned by third parties that are material to the conduct of the Businesses as presently conducted ("Listed License Agreements"). Except as set forth in Schedule 5.14(c), the Company and the Retained Subsidiaries are in material compliance with all the Listed License Agreements and neither the Company nor the Retained Subsidiaries will be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any Listed License Agreement. Neither Company nor the Retained Subsidiaries has received written notice of a material default of any Listed License Agreement which remains uncured as of the Closing.

           (d) Except as set forth in Schedule 5.14(d), neither the Company nor the Retained Subsidiaries has made any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of the Company or the Retained Subsidiaries) of any Intellectual Property owned by the Company or the Retained Subsidiaries, which claim is pending. Except as set forth in Schedule 5.14(d), neither the Company nor the Retained Subsidiaries have entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in employment policies and agreements, customer agreements, agreements for the purchase of capacity, equipment procurement agreements, software license agreements and maintenance agreements related to the foregoing arising in the ordinary course of business.

           (e) The Company and Retained Subsidiaries have taken reasonable steps, including, without limitation, the execution of appropriate confidentiality agreements, to protect and preserve the confidentiality of all the Company's and Retained Subsidiaries' trade secrets, including customer data, owned and licensed Software, owned and licensed databases and customer lists, and all disclosures of such information to, and use by, any third party (other than (i) to competent regulators, accountants and counsel, in each instance acting in their professional capacities, or (ii) pursuant to an applicable court order) have been pursuant to the terms of written confidentiality undertakings between such third party and the Company or Retained Subsidiaries.

           (f) To the Knowledge of the Seller and except in connection with occasional sales of excess equipment or inventory, neither the Company nor the Retained Subsidiaries have purchased or sold any material telecommunications equipment without procuring or having the transferee procure a software license for the imbedded software in such equipment.

           (g) This Section 5.14 shall constitute the sole and exclusive representations and warranties regarding Intellectual Property of the Seller other than as set forth in Sections 5.13(a) and (b) hereof.

           SECTION 5.15. Licenses and Permits. Exclusive of any zoning or construction permits, contractor licenses or local government licenses and permits to do business, variances, orders, exceptions or similar licenses issued by Governmental Entities, which the parties hereto agree are not material either individually or in the aggregate, Schedule 5.15 sets forth a true and complete list of all material licenses, permits, franchises, registrations, authorizations and approvals issued or granted to any of the Company or the Retained Subsidiaries by any Governmental Entity (the "Licenses and Permits," which such term shall not include the Listed License Agreements), applicable to the Company and the Retained Subsidiaries, any of their respective properties or other assets or the Businesses. The Company and the Retained Subsidiaries are (and since January 1, 2004 have been) in compliance in all material respects with the Licenses and Permits. The Company and the Retained Subsidiaries hold all Licenses and Permits necessary for the lawful conduct of their respective businesses and for them to operate the Businesses as currently conducted. Except as set forth on Schedule 5.15, the Company and the Retained Subsidiaries are (and since January 1, 2004 have been) in compliance in all material respects with the terms of all Licenses and Permits and no administrative or judicial proceeding is pending or, to the Seller's Knowledge, overtly threatened to amend, terminate, revoke, limit, suspend or cancel any such License or Permit. Since January 1, 2004, except as set forth on Schedule 5.15, neither the Company nor any of the Retained Subsidiaries has received written notice to the effect that (a) any Governmental Entity claimed or alleged that the Company or any Retained Subsidiary was not in compliance with all Licenses and Permits applicable to the Company or the Retained Subsidiaries, any of their properties or other assets or the Businesses or (b) any Governmental Entity was considering the amendment, termination, suspension, revocation or cancellation of any License or Permit. Copies of the Licenses and Permits and all pending applications therefor have been made available to the Buyer.

           SECTION 5.16. Compliance with Law. Except as set forth in Schedule 5.16, the operations of the business of the Company and the Retained Subsidiaries have been conducted in accordance in all material respects with all applicable laws, regulations and orders of all courts and other Governmental Entity having jurisdiction over such entity and its assets, properties and operations. Except as set forth in Schedule 5.16, since January 1, 2004, none of the Company or the Retained Subsidiaries has received notice of any violation (or any investigation with respect thereto) of any such law, regulation or order, and none of the Company or the Retained Subsidiaries is in default with respect to any material order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to any of its assets, properties or operations.

           SECTION 5.17. Litigation. Except as set forth in Schedule 5.17, there are no material claims, actions, suits, proceedings, subpoenas or, to the Seller's Knowledge, investigations (each, an "Action") pending or, to the Seller's Knowledge, overtly threatened, before any Governmental Entity, or before any arbitrator of any nature, brought by or against any of the Company or its Subsidiaries or involving, affecting or relating to their respective assets, properties or rights or the transactions contemplated by this Agreement. There is no material judgment, decree, injunction, rule or order of any Governmental Entity, or before any arbitrator of any nature outstanding, or to the Seller's Knowledge, overtly threatened to be imposed, against either of the Company or the Retained Subsidiaries.

           SECTION 5.18. Contracts.

           (a) Schedule 5.18(a) sets forth a complete and correct list of all Contracts.

           (b) Each Contract is valid, binding and enforceable against the Company or the Retained Subsidiaries party thereto and, to the Seller's Knowledge, against the other parties thereto in accordance with its terms, and is in full force and effect, subject to (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Each of the Company and the Retained Subsidiaries has performed all obligations required to be performed by it to date under, and is not in default or delinquent in performance, status or any other respect (claimed or actual) in connection with, any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default and, to the Seller's Knowledge, no other party to any Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, in each case, except for those defaults or delinquencies that would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Company and the Retained Subsidiaries to conduct the Businesses as currently conducted. The Seller has delivered to the Buyer or its representatives true and complete copies of all the Contracts.

           (c) A "Contract" means any agreement, contract or commitment, oral or written, to which either of the Company or any Retained Subsidiary is a party or by which it or any of its assets are bound (other than the Listed License Agreements) constituting:

               (i) (A) one of the 50 largest (by revenue generated for the Company and the Retained Subsidiaries in 2005 through July 31st) Telecommunications Business contracts or agreements for the sale, license (as licensor) or lease (as lessor) by the Company or any of the Retained Subsidiaries of services, products, Intellectual Property or other assets to any third party; (B) one of the 20 largest (by revenue generated for the Company and the Retained Subsidiaries in 2005 through August 31st) Vyvx Business contracts or agreements for the sale, license (as licensor) or lease (as lessor) by the Company or any of the Retained Subsidiaries of services, products, Intellectual Property or other assets to any third party; or (C) a contract or agreement relating to the sale, license or lease by the Company or any of the Retained Subsidiaries of any indefeasible rights of use of capacity or infrastructure ("IRUs");

               (ii) (A) a Telecommunications Business contract, agreement or purchase under a tariff for the purchase, license (as licensee) or lease (as lessee) by the Company or any of the Retained Subsidiaries of services, materials, products, personal property, supplies, Intellectual Property or other assets from any supplier or vendor or for the furnishing of services to the Company or any of the Retained Subsidiaries involving total payments in excess of $250,000 from January 1, 2005 through July 31, 2005 or (B) a Vyvx Business contract, agreement or purchase under a tariff for the purchase, license (as licensee) or lease (as lessee) by the Company or any of the Retained Subsidiaries of services, materials, products, personal property, supplies, Intellectual Property or other assets from any supplier or vendor or for the furnishing of services to the Company or any of the Retained Subsidiaries involving total payments in excess of $300,000 from January 1, 2005 through July 31, 2005 (the foregoing in clauses
          (A) and (B) are collectively, the "Vendor Contracts");

               (iii) a peering agreement of the Company or a Retained Subsidiary used by the Company or its Retained Subsidiaries since January 1, 2005;

               (iv) a mortgage, indenture, security agreement, guaranty or other agreement or instrument relating to the borrowing of money or extension of credit (other than accounts receivable and accounts payable in the ordinary course of business);

               (v) an employment, employment change of control, retention, severance or material consulting agreement with individuals (other than a sales commission plan entered into in the ordinary course of business or any Employee Benefit Plans set forth on Schedule 5.19(a));

               (vi) a joint venture, partnership or limited liability company agreement with third parties;

               (vii) a non-competition agreement or any other agreement or obligation which purports to limit in any material respect (i) the manner in which, or the localities in which, the Businesses may be conducted or (ii) the ability of either of the Company or the Retained Subsidiaries to provide any type of service;

               (viii) a Lease set forth on Schedule 5.12(b) hereto;

               (ix) an agreement requiring capital expenditures by the Company or its Retained Subsidiaries in excess of $500,000 following the Measurement Date (exclusive of the items set forth on Schedule 7.1(b)(vi) hereto); or

               (x) any other material agreement not in the ordinary course of business of the Company and its Subsidiaries.

           (d) [Intentionally Omitted]

           (e) [Intentionally Omitted]

           (f) Except as set forth on Schedule 5.18(f), none of the contracts or agreements for the sale, license (as licensor) or lease (as lessor) by the Company or any of its Subsidiaries of services, products, Intellectual Property rights or other assets to any third party contain any exclusivity clause, most-favored-nations clause, benchmarking clause or marked-to-market pricing provision. Each of the Company and its Subsidiaries (as applicable) is not in material default in any respect (claimed or actual) in connection with any exclusivity clause, most favored nations clause, benchmarking clause or marked-to-market pricing provision contained in any contract listed on Schedule 5.18(f), and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

           (g) All of the peering agreements of the Company and its Retained Subsidiaries that will be in effect as of the Closing are terminable by the Company or the Retained Subsidiaries on 90 days' prior notice without liability or obligation to the Company or the Retained Subsidiaries.

           (h) Schedule 5.18(h) sets forth the estimated aggregate maximum liability of the Company and the Retained Subsidiaries as of January 1, 2006,
(i) to SBC and its Affiliates in the event of the termination of agreements and tariffs with SBC and its Affiliates relating to leased Shared Network Circuits and (ii) to all other leased Shared Network Circuit vendors in the event of the termination of agreements and tariffs with such vendors relating to the leased Shared Network Circuits.

           (i) Schedule 5.18(i) sets forth a list of all leased entrance facility and DS-3 muxed circuits of the Company and the Retained Subsidiaries other than those that are terminable by the Company or the Retained Subsidiaries on less than 60 days' prior notice without liability to the Company or the Retained Subsidiaries (collectively, the "Shared Network Circuits") that is correct in all material respects as of September 30, 2005 and is the basis for the estimate provided pursuant to Section 5.18(h), together with the vendor name, speed, monthly recurring charge, and termination date for each circuit.

           SECTION 5.19. Employee Plans.

           (a) Schedule 5.19(a) sets forth all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other plans, policies and agreements providing severance pay, sick leave, vacation pay, salary continuation, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, cafeteria benefits, dependent care reimbursements, prepaid legal benefits, scholarships or tuition reimbursements, maintained by the Company or any of the Retained Subsidiaries or to which the Company or any of the Retained Subsidiaries is obligated to contribute thereunder for current or former employees the Company and the Retained Subsidiaries (excluding the Transferred Benefit Plans, the "Employee Benefit Plans").

           (b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans, have been delivered to the Buyer, to the extent applicable: (i) all plans and related trust documents, and amendments thereto; (ii) Forms 5500 filed for the three most recent plan years;
(iii) the most recent IRS determination letter; and (iv) the most recent summary plan descriptions, annual reports and material modifications.

           (c) None of the Employee Benefit Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"). Neither the Company nor any ERISA Affiliate has withdrawn in a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any Multiemployer Plan, nor has any of them incurred any liability due to the termination or reorganization of a Multiemployer Plan which has not been satisfied in full.

           (d) Each Employee Benefit Plan that is intended to qualify under
Section 401 of the Code and the trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of any such Employee Benefit Plan that would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

           (e) All contributions (including all employer contributions and employee salary reduction contributions) and all premiums required to have been paid under any of the Employee Benefit Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension). No accumulated funding deficiencies exist in any of the Employee Benefit Plans subject to Section 412 of the Code.

           (f) Neither the Company nor any ERISA Affiliate has terminated any Employee Benefit Plan subject to Title IV, or incurred any outstanding liability under Section 4062 of ERISA, to the PBGC or to a trustee appointed under Section 4042 of ERISA. Neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA.

           (g) Except as set forth on Schedule 5.19(g) hereto, there are no pending material actions, claims or lawsuits which have been asserted or instituted against the Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Employee Benefit Plans with respect to the operation or administration of such plans or the investment of plan assets (other than routine benefit claims), nor does the Seller have Knowledge of facts which could form the basis for any such claim or lawsuit. Except as set forth on Schedule 5.19(g) hereto, no Employee Benefit Plan has been the subject of an audit, investigation or examination by any Governmental Entity within the three preceding years.

           (h) Except as set forth on Schedule 5.19(h), the Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA, the Code and other applicable federal and state laws. None of the Company, the Retained Subsidiaries, or, to the Seller's Knowledge, any "party in interest" or "disqualified person" with respect to the Employee Benefit Plans has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or 4975 of the Code. Except as set forth on Schedule 5.19(h), no stock or other security issued by the Company or any Affiliate forms or has formed a part of the assets of any Employee Benefit Plan.

           (i) Except as set forth on Schedule 5.19(i) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or as a prerequisite to the occurrence of any subsequent event: (i) result in any payment becoming due to any employee (current, former or retired) of the Company or the Retained Subsidiaries; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan; or (iv) constitute a "change in control" or similar event under any Employee Benefit Plan.

           (j) Schedule 5.19(j) sets forth the names of the persons eligible to participate in the OPEB Plans, their ages and years of service credited under the OPEB Plans on the date hereof, date of retirement (if applicable), and whether they are union employees.

           SECTION 5.20. Insurance. Schedule 5.20 lists the material surety bonds, fidelity bonds as well as the insurance companies, policy numbers, aggregate coverage amount and type, and deductibles of all material policies of title, liability, fire, casualty, business interruption, workers' compensation and other forms of insurance insuring each of the Company and the Retained Subsidiaries and their assets, properties and operations. The Seller has made available to the Buyer a true and complete copy of all such bonds and policies. Except as set forth in Schedule 5.20, all such policies and bonds are in full force and effect and none of the Company or the Retained Subsidiaries is in material default under any provisions of any such bond or policy of insurance nor has any of the Company or the Retained Subsidiaries received notice of cancellation of or cancelled any such insurance without replacement thereof. For all claims made under such bonds or policies, the Company and its Subsidiaries have timely complied with any applicable notice provisions, except where the failure to so comply would not materially adversely affect the operation of the Businesses as currently conducted.

           SECTION 5.21. Transactions with Directors, Officers, Managers, and Affiliates. Except as set forth in Schedule 5.21 and with respect to any Excluded Liabilities or Excluded Assets, none of the Company or the Retained Subsidiaries is a party to any agreement or arrangement (other than employment agreements or arrangements) with any of the directors, officers, managers, members, partners or stockholders of the Company or the Retained Subsidiaries or to the Seller's knowledge, any Affiliate (other than the Company or any Retained Subsidiary) or immediate family member of any of the foregoing under which it:
(i) leases any real or personal property (either to or from such Person); (ii) licenses technology (either to or from such Person); (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person; (iv) purchases products or services from such Person; (v) pays or receives commissions, rebates or other payments; or (vi) provides or receives any other material benefit. Except as set forth on Schedule 5.21, to the Seller's Knowledge, during the period from and including November 6, 2003 to and including September 30, 2005, none of the directors, officers, managers, members or stockholders of the Company or the Retained Subsidiaries, or any immediate family member of any of such Persons, has been a director, officer, manager or member of, or has had any direct or indirect interest in (other than beneficial ownership of less than 5% of the outstanding capital stock of any publicly traded company or any passive investment) any customer identified on Schedule 5.22(b). No Affiliate of the Company and the Retained Subsidiaries (other than the Company and the Retained Subsidiaries) owns or has any rights in or to any of the assets, properties or rights used by either of the Company or the Retained Subsidiaries in the ordinary course of its businesses except as set forth on Schedule 5.21.

           SECTION 5.22. Suppliers and Customers.

           (a) Schedule 5.22(a) sets forth a list of the top 25 suppliers of the Telecommunications Business and the top 20 suppliers of the Vyvx Business by dollar amount paid by the Company and the Retained Subsidiaries (taken together) during the seven-month period ended July 31, 2005 (with respect to the Telecommunications Business) and the seven-month period ended July 31, 2005 (with respect to the Vyvx Business), from whom the Company or any Retained Subsidiary has purchased goods and/or services. As of the date hereof, no such supplier has expressed in writing, and to the Seller's Knowledge no such supplier has expressed verbally, to the Company or any Retained Subsidiary its intention to cancel or otherwise terminate or materially reduce or modify its relationship with the Company or any Retained Subsidiary.

           (b) Schedule 5.22(b) sets forth a list of the top 25 customers of the Telecommunications Business and the top 20 customers of the Vyvx Business by revenue derived by the Company and the Retained Subsidiaries (taken together) during the seven-month period ended July 31, 2005 (with respect to the Telecommunications Business) and the eight-month period ended August 31, 2005 (with respect to the Vyvx Business), to whom the Company or any Retained Subsidiary has sold goods and/or services. As of the date hereof, other than SBC prior to June 15, 2005, no such customer has expressed in writing, and to the Seller's Knowledge no such customer has expressed verbally, to the Company or any Retained Subsidiary its intention to cancel or otherwise terminate or materially reduce or modify its relationship with the Company or any Retained Subsidiary.

           SECTION 5.23. Labor Matters.

           (a) Except as set forth in Schedule 5.23(a): (i) neither of the Company or the Retained Subsidiaries is a party to any outstanding employment agreements or contracts with officers, managers or employees of either of the Company or the Retained Subsidiaries that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) neither of the Company or the Retained Subsidiaries is a party to any agreement, policy or practice that requires it to pay termination, change of control or severance pay to salaried, non-exempt or hourly employees of such Company (other than as required by law); (iii) neither of the Company or the Retained Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to its employees nor does the Seller know of any activities or proceedings of any labor union within the preceding three years to organize any such employees; and
(iv) neither of the Company or the Retained Subsidiaries is a party to any consulting agreements with any individual providing services to the Company or any of the Retained Subsidiaries.

           (b) Except as set forth in Schedule 5.23(b): (i) each of the Company and the Retained Subsidiaries is in compliance in all material respects with all applicable laws relating to employment and employment practices, the classification of employees, wages, hours, collective bargaining, unlawful discrimination, civil rights, safety and health, workers' compensation, the collection and payment of withholding and/or social security Taxes and terms and conditions of employment; (ii) there are no charges with respect to or relating to either of the Company or the Retained Subsidiaries pending or, to the Seller's Knowledge, threatened before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; and (iii) neither of the Company or the Retained Subsidiaries has received any notice from any national, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of either of the Company or the Retained Subsidiaries and no such investigation is in progress.

           (c) The maximum aggregate severance obligations of the Company and the Retained Subsidiaries under all programs, policies, arrangements (including under the Severance Plan) or otherwise, assuming the requisite conditions for the payment of severance were triggered and the Closing and all payments occur on January 1, 2006, would not be more than the amount set forth on Schedule 5.23(c)(i) based upon the assumptions set forth on Schedule 5.23(c)(i). Assuming the Closing and all payments occur on January 1, 2006, the maximum aggregate obligations payable under the following plans would not exceed the amount set forth on Schedule 5.23(c)(ii) based upon the assumptions set forth on Schedule 5.23(c)(ii): (i) the WilTel Communications, LLC Employee Retention Plan, as adopted effective April 11, 2004; and (ii) the Miscellaneous Retention Plans. There are no non-current liabilities of the Company or the Retained Subsidiaries in respect of the Former Executive Retention Agreements.

           SECTION 5.24. Environmental Matters. Except as disclosed on Schedule
5.24 and except for conditions that would not reasonably be expected to result in the Company and its Subsidiaries incurring material liability under Environmental Laws:

           (a) each of the Company and the Retained Subsidiaries is, and to the Knowledge of the Seller has been, in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying in material respects with all material licenses, permits and other authorizations required under all Environmental Laws;

           (b) to the Seller's Knowledge, each of the Company and the Retained Subsidiaries has not received any notice of violation or potential liability under any Environmental Laws from any Person or any governmental agency inquiry, request for information, or demand letter under any Environmental Law relating to operations or properties, whether currently or formerly owned or operated, of the Company or the Retained Subsidiaries or their predecessors as of the Closing Date, which is outstanding and would reasonably be expected to result in the Company or any Retained Subsidiary incurring material liability under Environmental Laws;

           (c) each of the Company and the Retained Subsidiaries is not subject to any outstanding orders arising under Environmental Laws nor are there any administrative, civil or criminal actions, suits or proceedings pending or, to the Seller's Knowledge, threatened, against the Company or the Retained Subsidiaries, or to Seller's Knowledge, their predecessors under any Environmental Law;

           (d) to the Seller's Knowledge, there has been no release of Hazardous Materials by the Company or any Retained Subsidiary at, on or under any of the Company Real Property or other properties currently or formerly owned or leased by the Company or the Retained Subsidiaries or their predecessors, which would reasonably be expected to result in the Company or any Retained Subsidiary or their predecessors incurring any material liability or damages under Environmental Laws;

           (e) the Seller has made available to the Buyer copies of all material environmental studies, investigations, reports or assessments prepared by or for the Seller, or in the Seller's possession, concerning the Company, its Retained Subsidiaries, the Company Real Property and any real property previously owned, operated or used for disposal by the Company or the Retained Subsidiaries or their predecessors, which are in the possession, custody or control of the Seller.

           (f) This Section 5.24 shall constitute the sole and exclusive representations and warranties regarding environmental matters, Environmental Laws or Hazardous Materials.

           SECTION 5.25. No Brokers. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from either of Leucadia, the Seller, the Company or its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

           SECTION 5.26. Acquisition of the Shares. (a) The Seller is acquiring the Shares to be issued by Level 3 hereunder for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing such shares in violation of applicable federal securities laws.

           (b) The Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. The Seller has been afforded access to Level 3's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Level 3's Quarterly Report on Form 10-Q for fiscal quarters ended March 31, 2005 and June 30, 2005 ("Level 3 SEC Reports") and has been afforded an opportunity to ask questions of and receive answers from representatives of Level 3 and the Buyer concerning the terms and conditions of this Agreement and the acquisition of such Shares.

           (c) The Seller is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

           (d) The Seller understands that the Shares have not been registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such state securities laws, which exemption depends upon, among other things, the bona fide nature of the Seller's investment intent as expressed herein. The Seller understands that such securities must be held indefinitely unless they are subsequently registered under the Securities Act and such state securities laws or a subsequent disposition thereof is exempt from registration. The Seller understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Seller) promulgated under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

           SECTION 5.27. SBC.

           (a) Except as set forth in Schedule 5.27(a), as of the date hereof, no credits, refunds or payments of any kind are due or owing to SBC. The Company and its Subsidiaries have billed SBC pursuant to the SBC Agreement in a manner that is consistent, accurate and in accordance with the terms of such agreement in all material respects.

           (b) Schedule 5.27(b) sets forth the amounts billed to SBC and its Affiliates for Included Services pursuant to, and as that term is defined in, the SBC Agreement as of October 15, 2005 and for each of the calendar months of July, August and September 2005.

           (c) SBC has never made an indemnification claim or other claim for Losses against the Company or any of its Affiliates. Except as set forth in
Schedule 5.27(c), to the Seller's Knowledge, there are no material disputes pending with or overtly threatened by SBC.

           (d) The Company and its Affiliates have not requested, and SBC and its Affiliates have not paid for, any reimbursements contemplated by Section 3.3(B) of the SBC Agreement.

           SECTION 5.28. No Other Representations or Warranties. Except for the representations and warranties contained in this Section 5, neither the Seller nor Leucadia nor any other Person makes any other express or implied representation or warranty on behalf of the Seller or Leucadia with respect to the Company and the Retained Subsidiaries.

           SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE BUYER AND LEVEL 3.
                      -------------------------------------------------------

           The Buyer and Level 3 hereby jointly and severally represent and warrant to Leucadia and the Seller as follows:

           SECTION 6.1. Corporate Organization. The Buyer is a limited liability company and Level 3 is a corporation, each of which has been duly organized, validly existing and is in good standing under the laws of the State of Delaware, and has all requisite limited liability company or corporate power (as the case may be) and authority to own its properties and assets and to conduct its businesses as now conducted.

           SECTION 6.2. Qualification to Do Business. The Buyer and Level 3 are duly qualified to do business as a foreign limited liability company or corporation (as the case may be) and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Buyer or Level 3.

           SECTION 6.3. No Conflict or Violation. The execution, delivery and performance by the Buyer and Level 3 of this Agreement and by Level 3 of the Registration Rights Agreement do not and will not (i) violate or conflict with any provision of any Organizational Documents of the Buyer and Level 3, (ii) violate any provision of law, or any order, judgment or decree of any Governmental Entity or (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, agreement or instrument to which the Buyer or Level 3 is a party or by which it is bound or to which any of its properties or assets is subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Buyer or Level 3.

           SECTION 6.4. Consents and Approvals. Except as set forth in Schedule 6.4, no consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is required in connection with the execution and delivery by Level 3 and the Buyer of this Agreement and the execution and delivery by Level 3 of the Registration Rights Agreement or the performance by Level 3 and the Buyer of their obligations hereunder or thereunder, except for (i) the filing of Notification and Report Form under the HSR Act, (ii) filings with the Commission and the NASDAQ Stock Market, including without limitation, the filing of the registration statement covering the resale of the Shares to be issued hereunder (the "Registration Statement") and a Notification Form for Listing Additional Shares with respect to the Shares to be issued hereunder, respectively, and
(iii) such other consents, waivers, authorizations, approvals, declarations, notices, filings or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Level 3 or the Buyer to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby.

           SECTION 6.5. Authorization and Validity of Agreement. The Buyer and Level 3 have all requisite limited liability company or corporate power (as the case may be) and authority to enter into this Agreement and the Registration Rights Agreement to which they are a party and to carry out their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Registration Rights Agreement and the performance of the Buyer's and Level 3's respective obligations hereunder and thereunder have been duly authorized by all necessary limited liability company or corporate action (as the case may be) of the Buyer and Level 3, and no other limited liability company or corporate proceedings (as the case may be) on the part of the Buyer and Level 3 are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Buyer and Level 3 and, assuming due execution and delivery by Leucadia and the Seller, shall constitute their valid and binding obligation, enforceable against them in accordance with its terms, subject to (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

           SECTION 6.6. Capitalization and Related Matters.

           (a) As of the date hereof, Level 3's capital stock consists of (a)
1.5 billion authorized shares of Level 3 Common Stock and (b) 10,000,000 authorized shares of preferred stock, par value $0.01 per share, of which no shares of preferred stock are outstanding. As of October 27, 2005, there were 701,076,214 shares of Level 3 Common Stock outstanding. Except as set forth on
Schedule 6.6 hereto as of June 30, 2005, (i) neither Level 3 nor any of its Subsidiaries has outstanding any stock or other securities convertible into or exchangeable for any shares of capital stock of Level 3, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock of Level 3, or any stock or securities convertible into or exchangeable for any capital stock of Level 3 other than those issued under employee benefit plans of Level 3; and (ii) neither Level 3 nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock of Level
3. All of the outstanding shares of Level 3 Common Stock have been duly and validly issued and are fully paid and non-assessable. As of the Closing, the Shares will be duly authorized and, upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable securities of Level 3.

           (b) All of the outstanding membership units of the Buyer are owned of record and beneficially by Level 3, directly or indirectly.

           SECTION 6.7. SEC Filings.

           (a) The Buyer has delivered or made available to Leucadia and the Seller a correct and complete copy of the Level 3 SEC Reports. The Level 3 SEC Reports have been timely filed pursuant to the Exchange Act.

           (b) The Level 3 SEC Reports complied as to form in all material respects with the requirements of the Exchange Act in effect on the date of filing. The Level 3 SEC Reports, when filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (c) Each of Level 3's financial statements (including the related notes) included in the Level 3 SEC Reports present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Level 3 and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the period involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to the absence of complete footnotes.

           SECTION 6.8. No Material Adverse Effect. Since June 30, 2005, there has not been any Material Adverse Effect on Level 3 and its Subsidiaries.

           SECTION 6.9. Private Placement. The issuance of the Shares to Leucadia pursuant to this Agreement will not require registration under the Securities Act, assuming that (i) the representations and warranties of the Seller made to Level 3 and the Buyer in connection with this Agreement and the transactions contemplated by this Agreement are true, complete and accurate (upon which assumption Level 3 and the Buyer have relied without independent investigation); and (ii) the Seller complies with its representations and warranties set forth in Section 5.26 of this Agreement.

           SECTION 6.10. No Brokers. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from the Buyer in connection with this Agreement or the transactions contemplated hereby, other than JP Morgan Securities Inc. and Evercore Partners.

           SECTION 6.11. Sufficiency of Funds. The Buyer has, and at the Closing will have, sufficient funds available to pay the Cash Purchase Price and the Additional Cash Amount at the Closing.

           SECTION 6.12. No Other Representations or Warranties. Except for the representations and warranties contained in this Section 6, neither the Buyer nor Level 3 nor any other Person makes any other express or implied representation or warranty on behalf of the Buyer nor Level 3.

           SECTION 7. COVENANTS OF LEUCADIA AND THE SELLER.
                      ------------------------------------

           Leucadia and the Seller hereby jointly and severally covenant as follows:

           SECTION 7.1. Conduct of Business Before the Closing Date. (a) Without the prior written consent of the Buyer, between the date hereof and the Closing Date, Leucadia and the Seller shall not permit either the Company or its Retained Subsidiaries to, except (W) as contemplated by this Agreement, (X) as set forth in Schedule 7.1(a), (Y) as it relates exclusively to the Excluded Assets or the Excluded Liabilities or (Z) in connection with the Pre-Closing
Transfers:

               (i) make any material change in the conduct of its businesses or enter into any transaction, other than in the ordinary course of business consistent with past practices;

               (ii) make any change in any Organizational Document; issue any additional shares of capital stock, membership units or partnership interests or other equity securities or grant any option, warrant or right to acquire any capital stock, membership units or partnership interests or other equity securities or issue any security convertible into or exchangeable for such securities or alter in any way any its outstanding securities or make any change in outstanding shares of capital stock, membership units or partnership interests or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise. Leucadia and the Seller shall advise Level 3 of the aggregate amount of cash, cash equivalents and marketable securities transferred or to be transferred to Leucadia or an Affiliate (other than the Company and its Retained Subsidiaries) pursuant to this Agreement;

               (iii) make any sale, assignment, transfer, abandonment, sublease, assignment or other conveyance of its assets, Company Real Property or rights or any part thereof, other than pursuant to IRUs that are entered into in the ordinary course of business and on customary terms and which IRUs result in payments to the Company and its Subsidiaries of an aggregate amount not to exceed the greater of (i) $65,000 per day for each day between the date hereof and the Closing Date and (ii) $4.0 million;

               (iv) subject any of its assets, properties or rights or any part thereof, to any Lien or suffer such to exist other than such Liens as may arise in the ordinary course of business consistent with past practice by operation of law, Permitted Liens and Liens pursuant to the Company's Credit Documents or the Company's Real Estate Debt Documents;

               (v) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock, membership units or partnership interests or other ownership interests of the Company and its Subsidiaries or declare, set aside or pay any dividends or other distribution in respect of such shares or interests (other than to issue a dividend to the Seller of Excluded Assets and to satisfy intercompany indebtedness balances);

               (vi) acquire, lease or sublease any material assets, raw materials or properties (including any real property), or enter into any other transaction, other than in the ordinary course of business consistent with past practice;

               (vii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance, retention, change of control or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practice;

               (viii) make or commit to make capital expenditures that are not otherwise in the ordinary course of business, and (x) that require aggregate payments in excess of $500,000 per week for each week between the Measurement Date and the Closing Date or (y) that require aggregate payments after the Closing in excess of $2,000,000;

               (ix) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates other than among the Company and the Retained Subsidiaries;

               (x) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained at the date hereof;

               (xi) make any change in any method of accounting or accounting principle or method except for any such change required by reason of a concurrent change in GAAP, or write off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practice;

               (xii) make or change any material Tax election, change an annual accounting period or adopt or change any material accounting method, file any amended Tax Return, enter into any closing agreement, settle any material Tax claim or assessment relating to the Company or any of its Subsidiaries, surrender any material right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

               (xiii) (A) modify, amend in any material respect or terminate any contract in any manner that would reasonably be expected to have an adverse effect on the Company and the Retained Subsidiaries or (B) make or enter into supplier contracts (including any purchases under tariffs) having a term of more than 12 months that (x) would have payment obligations over the course of such contracts in excess of $1.0 million in the aggregate or (y) are not otherwise in the ordinary course of business consistent with past practice;

               (xiv) settle, release or forgive any material litigation; or

               (xv) commit to do any of the foregoing.

           (b) From and after the date hereof and until the Closing Date, Leucadia and the Seller shall cause each of the Company and its Subsidiaries to:

               (i) continue to maintain, in all material respects, its assets, properties, rights and operations in accordance with present practice in a condition suitable for their current use;

               (ii) file, when due or required, all Tax Returns and other reports required to be filed and pay when due all Taxes lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

               (iii) continue to conduct its business in the ordinary course consistent with past practice;

               (iv) keep its books of account, files and records in the ordinary course and in accordance with existing practice;

               (v) use commercially reasonable efforts in light of the transactions contemplated herein consistent with the operation of the Company's business in the ordinary course and consistent with past practice to preserve intact its operations, organization and reputation;

               (vi) pay or accrue by the Measurement Date for the capital expenditure projects listed on Schedule 7.1(b)(vi) hereto and make commercially reasonable efforts to complete such projects; and

               (vii) use commercially reasonably efforts to continue to spend the amounts under the Vendor Contracts at rates consistent with past practice and in a manner that is reasonably likely to avoid assessments against the Company or its Retained Subsidiaries during the 12 months after the Closing.

           (c) Nothing contained in this Agreement shall give to Level 3 or Buyer, directly or indirectly, rights to control or direct the operations of the Company or the Retained Subsidiaries prior to the Closing Date. Prior to the Closing Date, the Company and the Retained Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and its Subsidiaries' operations.

           SECTION 7.2. Consents and Approvals. Leucadia and the Seller shall, and shall cause each of the Company and its Subsidiaries to (a) use their commercially reasonable efforts to obtain all consents, waivers, authorizations and approvals of all Governmental Entities, and of all other Persons, required in connection with the execution, delivery and performance by the Seller and Leucadia of this Agreement, and the Buyer and Level 3 shall cooperate with the Seller and Leucadia in obtaining such consents and (b) cooperate with the Buyer and Level 3 in preparing and filing all documents required to be submitted by the Buyer or Level 3 to any Governmental Entity, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Buyer or Level 3 in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Buyer and Level 3 all information concerning Leucadia, the Seller and the Company and its Subsidiaries that counsel to the Buyer determines is required to be included in such documents).

           SECTION 7.3. Access to Properties and Records. Leucadia and the Seller shall cause each of the Company and the Retained Subsidiaries to afford to the Buyer and Level 3, and to the accountants, counsel and representatives of the Buyer and Level 3, reasonable access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 12) to all properties, books, contracts, commitments and files and records (but limited with respect to Tax Returns and correspondence with accountants to these portions of Tax Returns and correspondence with accountants that relate to the Company and its Retained Subsidiaries and to the extent reasonably necessary to evaluate the purchase of the Membership Units) of the Company and its Subsidiaries and, during such period, shall furnish promptly to the Buyer and Level 3 all other information concerning the Company and the Retained Subsidiaries, properties and personnel as the Buyer and Level 3 may reasonably request to evaluate the transactions contemplated hereby; provided that neither Leucadia nor the Seller shall be required to provide access to any such properties, personnel or information to the extent relating exclusively to the Excluded Assets or Excluded Liabilities. Leucadia and the Seller also shall cause each of the Company and the Retained Subsidiaries to afford to the Buyer and Level 3 reasonable access to its assets and operations throughout the period prior to the Closing Date to evaluate the transactions contemplated hereby. Unless otherwise agreed to by Leucadia and the Seller, all information provided to Buyer and Level 3 and their advisors and representatives shall be kept confidential in accordance with the terms of the Confidentiality Agreement; provided, however, that such obligation will terminate upon the Closing with respect to information relating to the Company and the Retained Subsidiaries (except, if the Buyer has not exercised the Benefit Plan Substitution Right pursuant to Section 2.2(b), in connection with Level 3's and the Buyer's investigation of the Transferred Benefit Plans in accordance with Section 7.16). No investigation or receipt of information pursuant to this Section 7.3 shall qualify any representation or warranty of Leucadia or the Seller or the conditions to the obligations of the Buyer or Level 3.

           SECTION 7.4. Pre-Closing Transfers. On or prior to the Closing, Leucadia and the Seller shall cause the Company and the Retained Subsidiaries to transfer to one or more entities directly or indirectly wholly owned by Leucadia (other than the Company or the Retained Subsidiaries) (the "Transferee") all of the right, title and interest of the Company and the Retained Subsidiaries in and to the Excluded Assets. Such transfer shall be on an "as is, where is" basis, and the Company and the Retained Subsidiaries will make no representations or warranties, either express or implied, to the Transferee with respect to the Excluded Assets and the Transferee will have no recourse against the Company and the Retained Subsidiaries with respect to the Excluded Assets or the Excluded Liabilities. In addition, Leucadia and the Seller shall cause the Transferee to assume and to pay, perform, settle and discharge when due all obligations with respect to the Excluded Liabilities. Furthermore, to the extent that any of the Excluded Assets or the Excluded Liabilities require the Company and the Retained Subsidiaries to perform obligations thereunder (including any guarantees), Leucadia and the Seller shall, prior to the Closing, obtain from the other parties thereto the written unconditional release of the Company and the Retained Subsidiaries from all obligations (including any guarantees) and liabilities under such contracts and provide any required notices to any Person or shall otherwise indemnify the Buyer and Level 3 with respect thereto without limitation pursuant to the provisions of Section 9.3(b)(ii) and (iii) hereof. In connection with obtaining the release of the Company and the Retained Subsidiaries from the Company's Credit Documents, the Company may borrow funds from Leucadia or an Affiliate of Leucadia and, subject to Section 7.15(a), such inter-company loans will be repaid by the Company at or prior to the Closing. For purposes of this Agreement, such transfer of the Excluded Assets and assumption of the Excluded Liabilities and release or indemnification of the Company's and the Retained Subsidiaries' obligations thereunder (including any guarantees) are collectively referred to as the "Pre-Closing Transfers." Notwithstanding the foregoing, prior to transferring the capital stock, membership units or other ownership interests of the Transferred Subsidiaries to the Transferee, Leucadia and the Seller shall cause the Company and the Retained Subsidiaries to transfer to the Company or a Retained Subsidiary all of the right, title and interests of the Transferred Subsidiaries in and to any of the assets and rights primarily used in the Businesses. Leucadia and the Seller shall assume full liability for any and all Taxes that result from the Pre-Closing Transfers to the extent in excess of any Tax (except liability for any Income Tax) reflected in the determination of the Actual Adjusted Net Working Capital.

           SECTION 7.5. Registration Statement and Level 3 Commission Filing Requirements. Leucadia and the Seller shall and shall use their commercially reasonable efforts to cause the Company and its Subsidiaries to (i) prepare and timely deliver to the Buyer, such that the Buyer can meet any Commission filing deadlines with respect to the transactions contemplated by this Agreement, audited GAAP financial statements of the Company and its consolidated Subsidiaries for the year ended December 31, 2004 and, upon the completion thereof, the year ended December 31, 2005, as well as unaudited quarterly financials of the Company and its consolidated subsidiaries for the nine months ended September 30, 2005 and the financial statements for 2006 quarterly periods ending prior to the Closing, for inclusion in the Registration Statement or to meet Level 3's Commission filing requirements with respect to the transactions contemplated by this Agreement, (ii) cause Leucadia's independent public accountants to perform the procedures specified by the American Institute of Certified Public Accountants for a review of financial information as described in SAS 100, Interim Financial Information with respect to the unaudited financial statements of the Company and its consolidated Subsidiaries for the nine months ended September 30, 2005 and the financial statements for 2006 quarterly periods ending prior to the Closing and (iii) to the extent required by the Company's independent public accountants, cooperate with Level 3 and the Company to obtain the consent of the Company's independent public accountants, when required, with respect to the 2004 and 2005 audited financial statements so that such audited financial statements can, if required, be included in the Registration Statement or other Commission reports required to filed with or furnished to the Commission by Level 3 with respect to the transactions contemplated by this Agreement. Level 3 and the Buyer acknowledge that if the Closing has occurred, timely delivery of certain items required under this
Section 7.5 will require the cooperation and efforts of Level 3 and the Buyer to the same extent as Leucadia and the Seller.

           SECTION 7.6. Negotiations. From and after the date hereof and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Section 12 hereof, Leucadia and the Seller shall not, and shall cause any Persons acting on behalf of Leucadia, the Seller, the Company and its Subsidiaries not to encourage, solicit, engage in discussions or negotiations with, or provide any information to, any Person or group (other than the Buyer or its representatives) concerning any merger, sale of substantial assets, sale of shares of capital stock, membership units or partnership interests or similar transaction involving the Company and the Retained Subsidiaries (other than with respect to the Excluded Assets and Excluded Liabilities).

           SECTION 7.7. Certain Real Estate Matters. Prior to the Closing, Leucadia and the Seller shall cause the Company and its Subsidiaries to (i) renew the Leases set forth on Schedule 7.7(a), (ii) allow the Leases set forth on Schedule 7.7(b) to expire in accordance with their terms and (iii) terminate the intercompany leases set forth on Schedule 7.7(c), in the case of clauses
(ii) and (iii), with no liability or obligation on the part of the Company, the Retained Subsidiaries, the Buyer or Level 3, except as therein provided.

           SECTION 7.8. Commercially Reasonable Efforts. Upon the terms and subject to the conditions of this Agreement, Leucadia and the Seller will use and shall cause each of the Company and its Subsidiaries to use, their commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby. Upon the terms and subject to the conditions of this Agreement, Leucadia and the Seller shall execute the Registration Rights Agreement on the Closing Date and Leucadia and the Seller shall cause the Company and WilTel Technology Center, LLC to execute the Lease Agreement on the Closing Date.

           SECTION 7.9. Notice of Breach. Through the Closing Date, Leucadia and the Seller shall (a) promptly give written notice with particularity upon having knowledge of any matter that constitutes or is reasonably likely to constitute a breach of any representation, warranty, agreement or covenant of Leucadia or the Seller contained in this Agreement and (b) promptly notify Level 3 upon having knowledge of the announced intention of any of the suppliers or customers listed on Schedule 5.22(a) and Schedule 5.22(b), respectively, to cancel, terminate or materially reduce its relationship with the Company or any Retained Subsidiary as such relationship exists on the date hereof. No notification pursuant to this
Section 7.9 shall qualify any representation or warranty of Leucadia or the Seller or the conditions to the obligations of the Buyer or Level 3.

           SECTION 7.10. Stock Certificate Legend. The certificates evidencing the Shares will bear substantially the following legend reflecting the foregoing restrictions on the transfer of such Shares:

     "The securities evidenced hereby have not been registered under the Securities Act, and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to Level 3 Communications, Inc. qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder. Such securities are also subject to the agreements, covenants and restrictions in regard to the transfer of such securities as provided in that certain Registration Rights and Transfer Restriction Agreement, dated as of [the Closing Date], among Level 3 Communications, Inc., Leucadia National Corporation and Baldwin Enterprises, Inc., a copy of which Registration Rights and Transfer Restriction Agreement is on file at the office of the Secretary of Level 3 Communications, Inc."

           SECTION 7.11. Non-Solicitation.

           (a) During the period commencing on the date of this Agreement and ending on the 12-month anniversary of the Closing Date (the "Initial Restricted Period"), each of the Seller and Leucadia shall not and shall cause their Affiliates not to, directly or indirectly, without the prior written consent of the Buyer, induce or solicit for employment or engagement as a consultant, or hire or engage as a consultant, any Covered Employee of the Company and the Retained Subsidiaries, provided, that neither (i) generalized searches through media advertisement, employment firms or otherwise that are not directed to such personnel nor (ii) soliciting or hiring such individuals following their termination of employment or notification of termination by the Company or the Retained Subsidiaries shall constitute a violation of the foregoing; provided, such hiring occurs after the actual date of termination.

           (b) During the period commencing on the day after the 12-month anniversary of this Agreement and ending on the 18-month anniversary of the Closing Date (the "Subsequent Restricted Period"), each of the Seller and Leucadia shall not and shall cause their Affiliates not to, directly or indirectly, without the prior written consent of the Buyer, induce or solicit for employment or engagement as a consultant, any Covered Employee of the Company and the Retained Subsidiaries, provided, that neither (i) generalized searches through media advertisement, employment firms or otherwise that are not directed to such personnel nor (ii) soliciting such individuals following their termination of employment or notification of termination by the Company or the Retained Subsidiaries shall constitute a violation of the foregoing.

           (c) The parties agree that a monetary remedy for a breach of the agreements set forth in Sections 7.11(a) and (b) hereof will be inadequate and impracticable and further agree that such a breach would cause Level 3 and the Buyer irreparable harm, and that Level 3 and the Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Leucadia and the Seller agree that Level 3 and the Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

           (d) If any provision of this Section 7.11 is invalid in part, it shall be curtailed, as to time, location or scope, to the minimum extent required for its validity under the laws of the United States and shall be binding and enforceable with respect to the Seller and Leucadia as so curtailed.

           SECTION 7.12. Employees and Employee Benefits.

           (a) Certain current and former employees of the Company and its Subsidiaries (including certain predecessor companies) participate in a qualified defined benefit pension plan known as the WilTel Communications, LLC Pension Plan (the "Retirement Plan"). Prior to the Closing Date, Leucadia and the Seller shall take all necessary and appropriate action to: (i) cause the Company and its Subsidiaries to amend or revise the Retirement Plan so that no further benefits will be accrued by their employees under such plan on or after the Closing Date, (ii) assume the sponsorship of the Retirement Plan and the related obligations and liabilities thereunder accrued in respect of the eligible employees prior to the Closing Date, and (iii) cause the Company and its Subsidiaries to cease to sponsor and maintain the Retirement Plan as of the date such sponsorship is assumed by Leucadia and the Seller; provided, however, that the covenants of the Seller set forth in clauses (i) through (iii) of this
Section 7.12(a) shall be of no further force and effect upon the exercise by the Buyer of its Benefit Plan Substitution Right in accordance with Section 2.2(b). The Company and its Subsidiaries shall have no obligation to implement a qualified defined benefit pension plan for their employees on or after the Closing Date.

           (b) Certain current and former employees of the Company and its Subsidiaries participate in a nonqualified deferred compensation plan known as the WilTel Communications, LLC Supplemental Executive Retirement Plan (the "Deferred Compensation Plan"). Prior to the Closing Date, Leucadia and the Seller shall take all necessary and appropriate action to: (i) cause the Company and its Subsidiaries to amend or revise the Deferred Compensation Plan so that no further benefits will be accrued by their employees under such plan on or after the Closing Date, (ii) assume the sponsorship of the Deferred Compensation Plan and the related obligations and liabilities thereunder accrued in respect of the eligible employees prior to the Closing Date, and (iii) cause the Company and its Subsidiaries to cease to sponsor and maintain the Deferred Compensation Plan as of the date such sponsorship is assumed by Leucadia and the Seller; provided, however, that the covenants of the Seller set forth in clauses (i) through (iii) of this Section 7.12(b) shall be of no further force and effect upon the exercise by the Buyer of its Benefit Plan Substitution Right in accordance with Section 2.2(b). The Company and its Subsidiaries shall have no obligation to implement a nonqualified deferred compensation plan for their employees on or after the Closing Date.

           (c) Within three days after the date hereof, the Seller shall deliver to the Buyer a list dated as of October 28, 2005 containing the name, position, starting employment date, current annual salary, bonus and commissions in 2004 of each current employee of either of the Company or its Retained Subsidiaries.

           (d) No provision of this Section 7.12 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company or of any of its Subsidiaries in respect of continued employment (or resumed employment) and no provision of this Section 7.12 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee plan or arrangement which may be established or maintained by the Buyer or any of its Affiliates after the Closing Date. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of the Buyer or any of its Affiliates.

           SECTION 7.13. Tax Matters.

           (a) All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all recording charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by the Buyer and the parties shall cooperate in the filing of all necessary Tax Returns and other documentation with respect to such Taxes and charges.

           (b) (i) The Seller shall prepare and file, or cause to be prepared and filed, when due all Tax Returns that are required to be filed by or with respect to the Company and its Subsidiaries for all Pre-Closing Tax Periods to the extent that such Tax Returns are required to be filed on or prior to the Closing Date, taking into account all valid extensions of time to file such returns. The Seller shall also prepare and file or cause to be prepared and filed when due all Tax Returns that are required to be filed by or with respect to the Company and its Subsidiaries for all Pre-Closing Tax Periods to the extent such Tax Returns relate to Income Taxes, irrespective of when due. (ii) The Buyer shall prepare and file or cause to be prepared and filed when due all Tax Returns that are required to be filed by or with respect to the Company and its Subsidiaries for all Pre-Closing Tax Periods to the extent that such Tax Returns relate to Taxes other than Income Taxes and are required to be filed after the Closing Date, taking into account all valid extensions of time to file such returns. (iii) The Seller shall pay, or cause to be paid, any Taxes due in respect of any such Tax Returns in excess of any Taxes reflected in the determination of the Actual Adjusted Net Working Capital, which shall be paid by the Company, but such limitation shall have no application to Income Taxes. In the case of Tax Returns prepared by the Buyer pursuant to clause (ii), the Buyer shall cooperate with and shall follow the direction of the Seller in the preparation of such Tax Returns and the Seller shall pay over to the Buyer the amount of any Tax owing under such Tax Return to be paid by the Seller under this Section 7.13(b) within three days of receiving notice from the Buyer of such amount, which notice shall be delivered not be less than seven days prior to the due date of such return; provided, however, that there is at least substantial authority for the positions required to be taken on such Tax Returns. The Tax Returns prepared pursuant to the first sentence of clause (i) and clause (ii) shall be prepared consistent with past practice unless there shall be no reasonable basis therefor and unless the failure to prepare such returns in such a manner would not reasonably be expected to have a material and adverse effect on the Company, the Retained Subsidiaries or the Buyer after the Closing.

           (c) The Buyer shall prepare and file, or cause to be prepared and filed, when due all Straddle Tax Returns and shall cause the Company to pay the Taxes shown to be due thereon; provided, however, that the Seller shall pay over to the Buyer within three days of receiving notice from the Buyer of such amount, which notice shall be delivered not less than seven days prior to the due date of such Straddle Tax Return for the portion of any such Tax that relates to the portion of the Straddle Period ending on the Closing Date, but only to the extent in excess of any Taxes reflected in the determination of the Actual Adjusted Net Working Capital, which shall be paid by the Company. The Seller will furnish to the Buyer all information and records reasonably requested by the Buyer for use in preparation of any Straddle Tax Return. The Buyer shall furnish the Seller with a completed draft of any Straddle Tax Return for the Seller to review and comment upon no later that 20 days before the Buyer files any such return or such shorter period that may be practical in the circumstances, provided that reasonably adequate time under the circumstances is provided to the Seller for such review. The Buyer shall not file any such Straddle Tax Return without the Seller's consent, which consent may not be unreasonably withheld, conditioned or delayed.

           (d) In the case of any Straddle Period, (i) Property Taxes of the Company and its Subsidiaries for the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and (ii) the Taxes of the Company and its Subsidiaries (other than Property Taxes) for the portion of the Straddle Period that constitutes a Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date. If necessary because the assets were reported to the tax authorities on a combined basis (i.e., Closing occurs on or before December 31, 2005), the Property Taxes shall be allocated by the Buyer between the assets acquired in this transaction and the Buyer's remaining assets in accordance with the Buyer's reasonable asset allocation practice. If the Buyer's allocation is disputed by the Seller, then the Seller and the Buyer shall negotiate in good faith to resolve such dispute.

           (e) If a Tax authority commences any audit, examination, litigation or otherwise makes any claim or proposes any adjustment that relates to a Pre-Closing Tax Period (other than an Straddle Period) (collectively, a "Tax Proceeding"), then the Buyer shall promptly furnish written notice to the Seller of such Tax Proceeding. Failure to give such notice shall not relieve the Seller from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Seller is prejudiced thereby. The Seller shall have the shorter of (i) 45 days after receipt of such notice or
(ii) 15 days less than the number of days before a response to the relevant Tax authority is required, but in no event shall the Seller have less than 15 days, to decide whether to undertake, conduct and control (through counsel of its own choosing and at its own expense) the response to such Tax Proceeding and the settlement or defense thereof, and the Buyer shall fully cooperate with Seller in connection therewith including, but not limited to, providing powers of attorney authorizing Leucadia (or its designee) to control and take action in connection with any such Taxes. The Seller shall permit the Buyer to participate in such response, settlement or defense through counsel chosen by the Buyer (but the fees and expenses of such counsel shall be paid by Buyer). If any settlement materially adversely affects any Subsidiary in a Post-Closing Tax Period, the Seller shall not pay or settle any such claim without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed). If within the shorter of (x) 45 days after the receipt of the Buyer's notice of a Tax Proceeding or (y) 20 days less than the number of days before a response to the relevant Tax authority is required (but in no event less than 20 days), the Seller does not notify the Buyer that the Seller elects (at its cost and expense) to undertake the defense thereof, or gives such notice and thereafter fails to contest such claim in good faith, then the Buyer shall have the right to contest, settle or compromise such Tax Proceeding and the Buyer shall not thereby waive any right to indemnity for such Tax Proceeding under this Agreement and, for the avoidance of doubt, the Buyer shall be indemnified by the Seller for the Buyer's reasonable costs, including attorneys' and consultants' fees in defending and settling such proceedings; provided, however, the Buyer shall not, and shall cause the Subsidiaries not to, pay or settle any such Tax Proceedings without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed).

           (f) If a Tax authority commences any audit, examination, litigation, or otherwise makes any claim or proposes any adjustment that relates to a Straddle Period (collectively, a "Straddle Period Tax Proceeding"), then the Buyer shall promptly furnish written notice to the Seller of such Straddle Period Tax Proceeding. Failure to give such notice shall not relieve the Seller from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Seller is prejudiced thereby. The Buyer shall undertake, conduct and control (through counsel of its own choosing and at its own expense) the response to such Straddle Period Tax Proceeding and the settlement or defense thereof. The Seller shall cooperate with the Buyer in connection therewith, and the Buyer shall permit the Seller to participate in such response, settlement or defense through counsel chosen by the Seller (but the fees and expenses of such counsel shall be paid by Seller). To the extent any settlement adversely affects the Seller in a Pre-Closing Tax Period, the

Buyer shall not pay or settle any such claim without the prior written consent of the Seller (which consent shall not be unreasonably withheld, conditioned or delayed). If within the shorter of (i) 45 days after the receipt of the Buyer's notice of a Straddle Period Tax Proceeding or (ii) 15 days less than the number of days before a response to the relevant Tax authority is required (but in no event less than 15 days), the Buyer fails to contest such claim in good faith or to prevent action to foreclose a lien against or attachment of the Buyer's property, then the Seller shall have the right to contest, settle or compromise such Straddle Period Tax Proceeding and the Seller shall not thereby waive any right to indemnity for such Straddle Period Tax Proceeding under this Agreement; provided, however, the Seller shall not pay or settle any such Straddle Period Tax Proceeding without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed).

           (g) The Buyer shall not, and shall not permit any of its Affiliates to, carry back any loss, credit or other Tax attribute of the Company or any of its Subsidiaries to a Pre-Closing Tax Period without the prior written consent of the Seller, which consent may not be unreasonably withheld, conditioned or delayed.

           (h) All tax sharing, indemnity or allocation agreements or arrangements among the Company and its Subsidiaries on the one hand and Seller, Leucadia or their Affiliates on the other hand shall terminate at or prior to the Closing and the parties thereto shall have no further obligation thereunder.

           (i) Level 3 and the Buyer, on the one hand, and Leucadia and the Seller, on the other hand, will cooperate with each other in connection with the preparation and filing of Tax Returns required under this Agreement and will provide to each other access, at any reasonable time and from time to time, at the business location at which the books and records are maintained, after the Closing Date, to such Tax data relating to the Company and the Retained Subsidiaries as Leucadia and the Seller or Level 3 and the Buyer, as the case may be, may from time to time reasonably request.

           SECTION 7.14. Name. Promptly after the Closing, Leucadia and the Seller shall cause WilTel Aircraft Leasing, LLC, a Delaware limited liability company, and WilTel Technology Center, LLC, a Delaware limited liability company, to change their names to such names that do not include "WilTel" and to otherwise cease using such name in its operations.

           SECTION 7.15. Reimbursements; Cash Balance.

           (a) If the Closing occurs after December 31, 2005, the Seller shall pay to the Company at the Closing an amount equal to all cash used by the Company, the Retained Subsidiaries or the Business on and after January 1, 2006 with respect to Excluded Liabilities (including, without limitation, (i) payments of interest or principal under the Company's Credit Documents or the Company's Real Estate Debt Documents and (ii) payments of operating and maintenance expenses or capital expenditures with respect to the Company's Tulsa, Oklahoma headquarters) or Excluded Assets (including, without limitation, payments to acquire marketable securities).

           (b) If on the Measurement Date, the Company and the Retained Subsidiaries have an aggregate cash balance of less than $100 million (after giving effect to the Pre-Closing Transfers), the Seller shall make a contribution to the capital of the Company on the Measurement Date to the extent necessary to cause the Company and the Retained Subsidiaries to have a $100 million aggregate cash balance immediately following the Measurement Date.

           (c) The Seller shall on the Closing deliver to the Buyer a certificate signed by an officer of the Seller setting forth in detail all of the amounts to be reimbursed pursuant to Section 7.15(a).

           (d) All payments referred to in Section 7.15(a) and (b) shall be made on the respective due date for such payments by wire transfer of immediately available funds.

           SECTION 7.16. Transferred Benefit Plans. In connection with the Buyer's ability to exercise the Benefit Plan Substitution Right, the Seller shall provide to the Buyer and Level 3 complete and unrestricted access, during normal business hours, to all information concerning the Transferred Benefit Plans within the possession of the Company, its Subsidiaries, the Seller and Leucadia, together with complete and unrestricted access, during normal business hours, to the employees of the Company and the advisors and consultants to the Company with respect to the Transferred Benefit Plans, in each case solely for the purpose of conducting its investigation of the Transferred Benefit Plans. If the Buyer exercises its Benefit Plan Substitution Right, the Seller and Leucadia will represent and warrant the foregoing to the Buyer and Level 3 and will agree to indemnify the Buyer and Level 3 for any breach of such representation, subject to the provisions of Section 9.2(b). Unless otherwise agreed to by Leucadia and the Seller, all information provided to the Buyer and Level 3 and their advisors and representatives pursuant to this Section 7.16 shall be kept confidential in accordance with the terms of the Confidentiality Agreement, provided, however, that such obligations will expire on the Closing if the Buyer exercises its Benefit Plan Substitution Right in accordance with Section 2.2(b). All requests for information under this Section 7.16 shall be made in writing to Mardi de Verges, Senior Vice President of the Company.

           SECTION 8. COVENANTS OF LEVEL 3 AND THE BUYER.
                      ----------------------------------

           SECTION 8.1. Commercially Reasonably Efforts. Upon the terms and subject to the conditions of this Agreement, the Buyer and Level 3 will use their commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby. Upon the terms and subject to the conditions of this Agreement, Level 3 shall execute on the Closing Date the Registration Rights Agreement.

           SECTION 8.2. Consents and Approvals. The Buyer and Level 3 shall use commercially reasonable efforts (which in no event shall (a) require the Buyer or any Affiliate of the Buyer to divest assets owned by Level 3 and its Subsidiaries as of the date hereof other than assets that in the aggregate are not material to their respective operations taken as a whole or (b) require the Company or the Retained Subsidiaries to divest assets owned by them as of the date hereof other than assets that in the aggregate are not material to their respective operations taken as a whole), (i) to obtain all consents and approvals of third parties and Governmental Entities required to be obtained by them to effect the transactions contemplated by this Agreement and (ii) to not allow any other transaction, as to which they or their Affiliates are a party, to impede, interfere with or delay in any material way with obtaining such consents. The Buyer and Level 3 shall cooperate with the Seller and Level 3 in obtaining all consents required hereunder.

           SECTION 8.3. Notice of Breach. Through the Closing Date, the Buyer and Level 3 shall promptly give written notice with particularity upon having knowledge of any matter that constitutes or is reasonably likely to constitute a breach of any representation, warranty, agreement or covenant of the Buyer or Level 3 contained in this Agreement. No notification pursuant to this Section
8.3 shall qualify any representation or warranty of the Buyer or Level 3 or the conditions to the obligations of the Seller or Leucadia.

           SECTION 8.4. Listing of Shares. Level 3 shall file a Notification Form for Listing of Additional Shares with the NASDAQ Stock Market for the Shares to be issued hereunder.

           SECTION 8.5. WilTel Benefits Plans. From and after the Closing Date until the second anniversary thereof, Level 3 shall not, and shall cause the Company not to terminate, modify or amend the Severance Plan in any manner that would adversely affect the rights, benefits and privileges of the participants in the Severance Plan. Following the Closing, Level 3 shall, and shall cause the Company (a) to comply with all obligations and make all payments under the Severance Plan, the WilTel Communications, LLC Employee Retention Plan and the Miscellaneous Retention Plans in accordance with their respective terms and (b) if not previously paid, to pay to the participants in the WilTel Communications, LLC Long-Term Cash Incentive Plan in accordance with the terms of such plan equal to the amounts set forth on Schedule 7.1(a)(vii) and to pay to the participants in the Company's 2005 bonus plan in accordance with the terms of such plan the amounts accrued on the Closing Balance Sheet with respect to such bonus plan; provided, however, that in the event the Closing occurs before December 31, 2005, then solely for purposes of the foregoing calculations, the Closing shall be deemed to have occurred on January 2, 2006.

           SECTION 8.6. Access to Properties and Records. Following the Closing, Level 3 and Buyer shall cause each of the Company and the Retained Subsidiaries to afford to Leucadia and the Seller, and to the accountants, counsel and representatives of Leucadia and the Seller, reasonable access to all properties, books, contracts, commitments and files and records of the Company and the Retained Subsidiaries and shall make available to Leucadia and the Seller, and to the accountants, counsel and representatives of Leucadia and the Seller, such of the officers and employees of the Company and its Retained Subsidiaries as Leucadia and the Seller may reasonably request solely for the purpose of the timely (i) preparation of the Company's 2005 consolidated financial statements,
(ii) preparation of internal reporting packages, supplemental schedules and responses to review questions normally requested as part of Leucadia's 2005 annual closing process, (iii) completion of management's 2005 assessment of the effectiveness of the Company's internal control over financial reporting, (iv) completion of the report of Leucadia's independent registered public accountants with respect to their 2005 audit of the Company's financial statements, their 2005 audit of management's assessment of the Company's internal control over financial reporting and their 2005 audit of the effectiveness of the Company's internal control over financial reporting and (v) for the period from January 1, 2006 to the Closing, preparation of the Company's consolidated financial statements, internal reporting packages, supplemental schedules and responses to review questions normally requested as part of Leucadia's normal quarterly closing process. Level 3 acknowledges that it has received Leucadia's reporting requirements and reporting timetable for the 2005 calendar year. Leucadia and the Seller shall treat all information provided by Level 3 and the Buyer with the same level of care and confidentiality as each maintains with respect to its own information.

           SECTION 8.7. Reimbursements; Cash Balance.

           (a) If the Closing occurs after December 31, 2005, the Buyer shall pay to the Seller at the Closing an amount in cash equal to the product of (i) $11,500 and (ii) the number of days from January 1, 2006 to but excluding the Closing Date.

           (b) If (i) the Closing occurs after December 31, 2005, (ii) the Seller has complied in all respects with its obligations under Section 7.15(a) and (b), and (iii) after giving effect to the Pre-Closing Transfers and the payments contemplated by Section 7.15(a), the Company and the Retained Subsidiaries would have an aggregate cash balance immediately following the Closing of less than $100 million, Level 3 or the Buyer shall make a contribution to the capital of the Company immediately after the Closing to the extent necessary to cause the Company and the Retained Subsidiaries to have a $100 million aggregate cash balance immediately following the Closing.

           (c) All payments referred to in Section 8.7(a) and (b) shall be made on the respective due date for such payments by wire transfer of immediately available funds.

           SECTION 8.8. Retention Payments. To the extent that the aggregate amount set forth on Schedule 5.23(c)(ii) is greater than the aggregate of all payments actually made by the Company pursuant to the WilTel Communications, LLC Employee Retention Plan, as adopted effective April 11, 2004 and the Miscellaneous Retention Plans referred to in clauses (i) and (ii) of Section 5.23(c), Level 3 shall promptly pay to the Seller the amount of such excess after the Closing and within two months after the payments are due in accordance with the applicable agreements.

           SECTION 9. INDEMNIFICATION.
                      ---------------

           SECTION 9.1. Survival. Each of the representations, warranties and covenants set forth in this Agreement shall survive the Closing except that
Section 5.10(c) and (n) shall not apply to any Post-Closing Tax Periods; provided, however, that no claim, lawsuit, or other proceeding arising out of or related to the breach of any representation or warranty contained in this Agreement may be made by any Indemnitee unless notice of such claim, lawsuit or other proceeding, is given to the Indemnitor in accordance with Section 9.4, (i) for all representations and warranties (other than those contained in Sections 5.6, 5.10 (but with respect to Section 5.10, this exception shall only apply to the extent such representations and warranties relate to Income Taxes), 5.19 (to the extent such representations and warranties do not relate to the Excluded Assets or the Excluded Liabilities), 5.24 and 6.6) prior to the 18-month anniversary of the Closing Date; (ii) for representation and warranties contained in Sections 5.10 (to the extent those representations and warranties relate to Income Taxes) and 5.19 (to the extent such representations and warranties do not relate to the Excluded Assets or the Excluded Liabilities), within 45 days after the expiration of the applicable statute of limitations; and (iii) for the representations and warranties contained in Section 5.24, prior to the 24-month anniversary of the Closing Date.

           SECTION 9.2. Indemnification by Leucadia and the Seller.

           (a) Notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of the Buyer or Level 3 or of any knowledge or information that the Buyer or Level 3 may have, Leucadia and the Seller shall jointly and severally indemnify and fully defend, save and hold the Buyer, Level 3 and their Subsidiaries, including following the Closing, the Company and the Retained Subsidiaries (the "Buyer Indemnitees") harmless if any Buyer Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees), deficiency, interest, penalty, impositions, assessments or fines (collectively, "Losses") arising out of or resulting from, or shall pay or become obliged to pay any sum on account of, one or more of the following:

               (i) any breach of any representation or warranty of the Seller or Leucadia contained in this Agreement or in any certificate delivered to the Buyer or Level 3 in connection with the Closing (but with respect to the representations and warranties contained in Section 5.10, only to the extent any such representation or warranty relates to Income Taxes);

               (ii) any failure of the Seller or Leucadia duly to perform or observe any covenant or agreement contained in this Agreement on the part of the Seller or Leucadia to be performed or observed;

               (iii) any Excluded Asset, Excluded Liability or the Pre-Closing Transfers (including the failure to obtain the written unconditional releases of the Company and the Retained Subsidiaries from obligations or liabilities relating to the Excluded Assets or the Excluded Liabilities);

               (iv) any Pre-Closing Taxes excluding any Tax or liability described in clause (v);

               (v) any liability in respect of any Tax not attributable to the Company, any of its Subsidiaries, any of their assets or any of their operations, which liability is imposed on the Company or any of its Subsidiaries pursuant to Treasury Regulations ss. 1.1502-6 or any analogous state, local or foreign law or regulation by reason of the Company or any of its Subsidiaries having been a member of any consolidated, combined or unitary group on or prior to the Closing, but only to the extent in excess of any Taxes (other than Income Taxes as to which this limitation does not apply) reflected in the determination of the Actual Adjusted Net Working Capital;

               (vi) (A) the Retirement Plan and all other pension plans maintained or sponsored by or to which contributions are required of any ERISA Affiliate and that are subject to Title IV of ERISA or
          Section 412 of the Code, including, but not limited to (1) claims of the PBGC, the IRS and any other Governmental Agency relating to the funding of such plans, (2) claims of participants and beneficiaries relating to benefit payments under such plans and (3) claims relating to fiduciary violations under ERISA, and (B) the Deferred Compensation Plan; provided, however, that if the Buyer exercises its Benefit Plan Substitution Right in accordance with Section 2.2(b), neither Leucadia nor the Seller shall have any liability with respect to the Retirement Plan or the Deferred Compensation Plan hereunder;

               (vii) any "Covered Matter" listed on Schedule 9.2(a) in accordance with such Schedule; or

               (viii) the Buyer's and Level 3's enforcement of their rights under this Section 9.2.

           (b) Notwithstanding anything herein to the contrary:

               (i) Leucadia and the Seller shall not have any liability under
          Section 9.2(a)(i) (other than with respect to (x) Section 5.6, (y)
          Section 5.10 (limited however to Income Taxes) and (z) the second and third sentences of Section 5.23(c)) or Section 9.2(a)(iv) unless the aggregate of all Losses relating thereto for which the Seller and Leucadia would, but for this Section 9.2(b)(i), be liable exceeds on a cumulative basis an amount equal to $10 million and then only to the extent of any such excess;

               (ii) the maximum amount for which Leucadia and the Seller shall be liable with respect to matters covered by Section 9.2(a)(i) (other than with respect to (x) Section 5.6, (y) Section 5.10 (limited however to Income Taxes) and (z) the second and third sentences of
          Section 5.23(c)) or Section 9.2(a)(iv) shall not exceed in the aggregate $100 million;

               (iii) neither Leucadia nor the Seller shall have a right to contribution against either of the Company or its Subsidiaries or any similar right in respect of any amounts paid by the Seller to the Buyer Indemnities pursuant to the provisions of this Section 9.2;

               (iv) in all cases determining whether there has been a breach of a representation or warranty by Leucadia or the Seller for purposes of this Section 9.2, or in determining the amount of any Losses with respect to such breach, such representations and warranties shall be read without regard to any materiality qualifier (including, without limitation, any reference to Material Adverse Effect) contained therein;

               (v) the parties agree that any amount payable to the Buyer or Level 3 made pursuant to this Section 9.2 shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law;

               (vi) the parties agree that any amount payable to the Buyer or Level 3 made pursuant to this Section 9.2 shall be calculated net of any tax benefits realized in cash (or as an offset to an obligation payable currently) within a period of five years following the Closing Date by the Indemnitee or its Affiliates as a result of the Loss. In the case of any Tax benefits realized after the indemnity amount has been paid by the Seller (but within the five-year period following the Closing Date), the Buyer shall make a further payment to the Seller when such benefits are received. Tax benefits shall be considered realized when there is a reduction in the Buyer's liability for Taxes, determined by comparing the amount of such liability without the Tax benefits to the amount of such liability when such Tax benefits are taken into account;

               (vii) the parties agree that, if the liabilities pursuant to
          Section 9.2 exceed $50 million in the aggregate, Leucadia and the Seller shall be entitled to satisfy 50% of such liabilities in excess of $50 million by delivery of Shares, with stock powers duly endorsed, with the value of each Share at the time of such payment being deemed to be the average of the volume weighted sales prices per share of Level 3 Common Stock as reported by the NASDAQ Stock Market (or such other nationally recognized trading market on which the Level 3 Common Stock is then principally traded) for the 10 trading-day period ending upon the trading day immediately preceding the date that Leucadia and/or the Seller makes the payment pursuant to this Section 9.2;

               (viii) neither Leucadia nor the Seller shall have any liability under this Section 9.2 for a Loss to the extent such Loss has been reflected in the Actual Adjusted Net Working Capital as finally determined pursuant to Section 3.2 hereof; and

               (ix) neither Leucadia nor the Seller shall have any liability with respect to the Transferred Benefit Plans in the event the Buyer exercises the Benefit Plan Substitution Right in accordance with
          Section 2.2(b).

           SECTION 9.3. Indemnification by Level 3 and the Buyer.

           (a) Notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of the Seller or Leucadia or of any knowledge or information that the Seller or Leucadia may have, the Buyer and Level 3 shall jointly and severally indemnify and fully defend, save and hold Leucadia and the Seller harmless if Leucadia or the Seller shall at any time or from time to time suffer any Losses arising out of or resulting from, or shall pay or become obligated to pay any sum on account of any one or more of the following:

               (i) any breach of any representation or warranty of Level 3 or the Buyer contained in this Agreement or in any certificate delivered to Leucadia or the Seller in connection with the Closing;

               (ii) any failure of Level 3 or the Buyer duly to perform or observe any covenant or agreement contained in this Agreement on the part of Level 3 or the Buyer to be performed or observed;

               (iii) the matters addressed in the letter set forth as Schedule 9.3(a)(iii) to the extent and subject to the limitations and procedures set forth therein; or

               (iv) any Taxes for any Straddle Period of the Company or its Subsidiaries not payable or indemnifiable by Leucadia or Seller pursuant to Section 7.13 and Section 9.2(a).

           (b) Notwithstanding anything herein to the contrary:

               (i) The Buyer and Level 3 shall not have any liability under
          Section 9.3(a)(i) (other than with respect to Section 6.6) unless the aggregate of all Losses relating thereto for which the Buyer and Level 3 would, but for this Section 9.3(b)(i), be liable exceeds on a cumulative basis an amount equal to $10 million and then only to the extent of any such excess;

               (ii) the maximum amount for which the Buyer and the Seller shall be liable with respect to matters covered by Section 9.3(a)(i) (other than with respect to Section 6.6) shall not exceed in the aggregate $100 million;

               (iii) in all cases determining whether there has been a breach of a representation or warranty by the Buyer or Level 3 for purposes of this Section 9.3, or in determining the amount of any Losses with respect to such breach, such representations and warranties shall be read without regard to any materiality qualifier contained therein;

               (iv) the parties agree that any amount payable to the Seller or Leucadia made pursuant to this Section 9.3 shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law;

               (v) the parties agree that any amount payable to the Seller or Leucadia made pursuant to this Section 9.3 shall be calculated net of any tax benefits realized in cash (or as an offset to an obligation payable currently) within a period of five years following the Closing Date by the Indemnitee or its Affiliates as a result of the Loss. In the case of any Tax benefits realized after the indemnity amount has been paid by the Buyer (but within the five-year period following the Closing Date), the Seller promptly shall make a further payment to the Buyer when such benefits are received. Tax benefits shall be considered realized when there is a reduction in the Seller's liability for Taxes, determined by comparing the amount of such liability without the Tax benefits to the amount of such liability when such Tax benefits are taken into account; and

               (vi) if the Buyer exercises the Benefit Plan Substitution Right, the Buyer and Level 3 shall indemnify Leucadia and the Seller for any Losses arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, the Retirement Plan and the Deferred Compensation Plan.

           SECTION 9.4. Procedures for Indemnification. Other than as set forth in Section 7.13(e) and (f), if a party entitled to indemnification under this
Section 9 (an "Indemnitee") asserts that a party obligated to indemnify it under this Section 9 (an "Indemnitor") has become obligated to such Indemnitee pursuant to Section 9.2 or 9.3, or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnitor may become obligated to an Indemnitee hereunder, such Indemnitee shall give written notice to the Indemnitor; provided, however, that the failure of the Indemnitee to give prompt notice to the Indemnitor shall not release the Indemnitor of its indemnification obligations hereunder, except to the extent the Indemnitor shall have been materially prejudiced by such failure. The Indemnitor agrees to defend, contest or otherwise protect the Indemnitee against any such suit, action, investigation, claim or proceeding at its sole cost and expense subject to the provisions of this Section 9. The Indemnitor shall have the sole power to direct and control the defense of any such suit, action, investigation, claim or proceeding. The Indemnitee shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnitee's choice. The Indemnitee shall make available all information and assistance that the Indemnitor may reasonably request and shall fully cooperate with the Indemnitor in such defense, including with respect to indemnification with respect to Taxes, providing powers of attorney authorizing Leucadia or its designee to control and take action in connection with any such Taxes. In the event of a failure of the Indemnitee to provide cooperation as required under this Section 9.4, the Indemnitor's obligation to indemnify the Indemnitee shall be reduced to the extent of the Losses with respect to which the Indemnitor's ability to defend against the action, investigation, claim or proceeding underlying such indemnification obligation has been prejudiced by such failure. The Indemnitor shall not compromise or settle any such suit, action, investigation, claim or proceeding unless (x) such compromise or settlement is on exclusively monetary terms and shall be paid entirely by the Indemnitor (subject to the provisions of Section 9.2(b)(i) and (ii) and 9.3(b)(i) and (ii), which shall be controlling) and the Indemnitee receives an unconditional release in such compromise or settlement or (y) the Indemnitee shall have consented in writing to the terms of such compromise or settlement, which consent shall not unreasonably withheld; provided, however, that if the Indemnitee fails to consent thereto, the Indemnitor's liability with respect to such matter shall not exceed the proposed settlement amount. If the Indemnitor fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Indemnitee shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnitee shall be entitled to recover the entire cost thereof from the Indemnitor subject to the provisions of this Section 9, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding.

           SECTION 9.5. Exclusive Remedy. From and after the Closing Date, the sole and exclusive remedy for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement, except for claims relating to fraud or for injunctive relief, shall be indemnification in accordance with this Section 9.

           SECTION 10. CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLER.
                       -------------------------------------------------

           The obligations of the Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Seller in its sole discretion:

           SECTION 10.1. Representations and Warranties of the Buyer and Level
3. Each of the representations and warranties of the Buyer and Level 3 contained in this Agreement (read without any materiality qualifications) shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), other than such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to Level 3 and its Subsidiaries. Notwithstanding the foregoing, Section 6.8 shall be disregarded for purposes of the prior sentence if the Buyer exercises its Cash Substitution Right in full in accordance with
Section 2.2 within the time periods set forth in Section 12.1(d).

           SECTION 10.2. Performance of the Obligations of the Buyer and Level
3. Level 3 and the Buyer shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date. The Seller shall have received a certificate as to the satisfaction of the conditions set forth in Sections 10.1 and 10.2 dated the Closing Date and signed by any officer of Level 3 and the Buyer.

           SECTION 10.3. HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

           SECTION 10.4. No Violation of Orders. No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect; provided that any party invoking this condition shall have used commercially reasonable efforts to have any such order, injunction or restraint vacated or removed.

           SECTION 10.5. No Material Adverse Change. During the period from the date hereof to the Closing Date, there shall not have been any Material Adverse Effect with respect to Level 3 and its Subsidiaries; provided, however, that this closing condition shall be void and be of no further force and effect if the Buyer exercises its Cash Substitution Right in full in accordance with the time periods set forth in Section 2.2 or Section 12.1(d).

           SECTION 10.6. Lease Agreement. The Company shall have executed the lease agreement, in the form attached hereto as Schedule 10.6 (the "Lease Agreement"), for a portion of the Tulsa, Oklahoma headquarters, all as set forth more particularly therein.

           SECTION 10.7. Registration Rights Agreement. Level 3 shall have executed the registration rights and transfer restriction agreement in the form attached hereto as Exhibit A (the "Registration Rights Agreement").

           SECTION 10.8. Securities Matters. The Shares issued hereunder, if any, shall have been admitted for listing on the NASDAQ Stock Market.

           SECTION 10.9. Opinion of Counsel. The Seller and Leucadia shall have received an opinion, dated as of the Closing Date, from Willkie Farr & Gallagher LLP, counsel to the Buyer, covering the matters set forth on Schedule 10.9, subject to customary limitations and qualifications for opinions given in transactions of the kind contemplated hereby.

           SECTION 10.10. Other Closing Documents. The Seller and Leucadia shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Buyer and Level 3 or in furtherance of the transactions contemplated by this Agreement as the Seller or its counsel may reasonably request.

           SECTION 10.11. SBC Consent to Assignment. The Consent to Assignment, dated October 28, 2005, among SBC and its Affiliates party to the SBC Settlement Agreement, Leucadia, the Company and WilTel Communications, LLC, attached hereto as Schedule 10.11, shall be in full force and effect.

           SECTION 10.12. The Buyer Reimbursements; Cash Balance. The Buyer or Level 3 (as applicable) shall have complied in all respects with the covenants set forth in Section 8.7(a) and (b) and shall have paid all amounts due thereunder.

           SECTION 11. CONDITIONS PRECEDENT TO PERFORMANCE BY THE BUYER AND
                       ----------------------------------------------------
                       LEVEL 3.
                       -------

           The obligations of Level 3 and the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Level 3 and the Buyer in their sole discretion:

           SECTION 11.1. Representations and Warranties of Leucadia and the Seller. Each of the representations and warranties of the Seller contained in this Agreement (read without any materiality qualifications) shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent such representation and warranties speak as of an earlier date), other than such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to the Company and its Retained Subsidiaries.

           SECTION 11.2. Performance of the Obligations of Leucadia and the Seller. Each of Leucadia and the Seller shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date; provided, however, that the obligation of Level 3 and the Buyer to consummate the transactions contemplated hereby shall not be affected by the failure by Leucadia and the Seller to perform their respective obligations under Section 7.1 of this Agreement, unless such failure to perform such obligations was not in good faith or would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to the Company and its Retained Subsidiaries. Level 3 and the Buyer shall have received a certificate as to the satisfaction of the conditions in
Section 11.1, 11.2, 11.6 and 11.8 dated the Closing Date and signed by any officer of each of Leucadia and the Seller.

           SECTION 11.3. Approvals. All consents, waivers, authorizations and approvals of any Governmental Entity set forth on Schedule 11.3 required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

           SECTION 11.4. HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

           SECTION 11.5. No Violation of Orders. No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect; provided that any party invoking this condition shall have used commercially reasonable efforts to have any such order, injunction or restraint vacated or removed.

           SECTION 11.6. No Pension Plan Termination. The Retirement Plan shall not, at the initiation of the PBGC or otherwise, have been terminated pursuant to Title IV of ERISA, no actions or proceedings for the termination of such pension plan shall have been initiated or be pending and none of the Company, any of its Subsidiaries or any ERISA Affiliate shall have authorized or agreed to any such termination.

           SECTION 11.7. No Material Adverse Change. During the period from the date hereof to the Closing Date, there shall not have been any Material Adverse Effect with respect to the Company and the Retained Subsidiaries.

           SECTION 11.8. Pre-Closing Transfers. The Company and its Subsidiaries shall have completed the Pre-Closing Transfers in accordance with the terms of
Section 7.4.

           SECTION 11.9. The Company's Credit Documents. Leucadia or the Seller shall have on the Closing Date paid in full all obligations of the Company and the Retained Subsidiaries under the Company's Credit Documents and the Seller shall have delivered to the Buyer a written payoff letter of the lenders a party thereto, in a form reasonably satisfactory to the Buyer, stating that upon the lenders' receipt of such payment on the Closing Date, all obligations of the Company and the Retained Subsidiaries under the Company's Credit Documents shall be discharged and any Lien held by them with respect to the assets and properties of the Company and the Retained Subsidiaries under the Company's Credit Documents shall be released in full.

           SECTION 11.10. The Company's Real Estate Debt Documents. Leucadia shall have delivered to the Buyer executed releases of the obligations of the Company and WilTel Communications, LLC with respect to the Company's Real Estate Debt Documents.

           SECTION 11.11. Lease Agreement. WilTel Technology Center, LLC and the Company shall have executed the Lease Agreement.

           SECTION 11.12. Registration Rights Agreement. Leucadia and the Seller shall have executed the Registration Rights Agreement.

           SECTION 11.13. Opinion of Counsel. The Buyer and Level 3 shall have received an opinion, dated as of the Closing Date, from Weil, Gotshal & Manges LLP, counsel to Leucadia and the Seller, and such other local counsel to the Seller covering the matters set forth on Schedule 11.13, subject to customary limitations and qualifications for opinions given in transactions of the kind contemplated hereby.

           SECTION 11.14. Other Closing Documents. The Buyer and Level 3 shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Seller and Leucadia or in furtherance of the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

           SECTION 11.15. Tax Related Documentation. The Seller shall deliver to Buyer a non-foreign affidavit dated as of the Closing Date, in form and substance required under Treasury Regulation Section 1.1445-2(b)(2)(iv)(B) issued pursuant to Section 1445 of the Code stating that the Seller is not a "Foreign Person" as defined in Section 1445 of the Code.

           SECTION 11.16. The Seller Pre-Closing Transfers, Reimbursements and Cash Balance. The Seller shall have complied in all respects with the covenants set forth in Section 7.4 and Section 7.15(a) and (b) and shall have paid all amounts due to the Company thereunder. SECTION 12. TERMINATION.

           SECTION 12.1. Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing:

           (a) By mutual consent of the Seller and the Buyer;

           (b) By the Buyer, if Leucadia or the Seller has breached any representation, warranty, covenant or agreement contained in this Agreement and has not, in the case of a breach of a covenant or agreement, cured such breach within 15 Business Days after written notice to the Seller of its intent to terminate this Agreement pursuant to this Section 12.1(b) (provided, that the Buyer and Level 3 are not then in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 11.1 or the first sentence of 11.2 hereof, as the case may be, will not be satisfied;

           (c) By the Seller, if Level 3 or the Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement (other than Section 6.8) and has not, in the case of a breach of a covenant or agreement, cured such breach within 15 Business Days after written notice to the Buyer of its intent to terminate this Agreement pursuant to this Section 12.1(c) (provided, that the Seller and Leucadia are not then in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 10.1 or the first sentence Section 10.2 hereof, as the case may be, will not be satisfied;

           (d) By the Seller, if Level 3 or the Buyer has breached Section 6.8 of this Agreement such that the condition set forth in Section 10.1 would not be satisfied and has not given written notice to the Seller of the Buyer's irrevocable election to exercise the Cash Substitution Right in full in accordance with Section 2.2 of this Agreement within 10 Business Days after the Seller has given written notice to the Buyer of its intent to terminate this Agreement pursuant to this Section 12.1(d) (provided, that the Seller and Leucadia are not then in material breach of the terms of this Agreement);

           (e) By the Seller or the Buyer if: (i) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or (ii) there shall be enacted any federal or state statute which would make consummation of the transactions contemplated hereby illegal; or

           (f) By the Seller or the Buyer if the Closing shall not have been consummated by May 1, 2006; provided that the Buyer or the Seller may extend such date by one (1) additional month if the condition set forth in Section 11.3 is the only condition remaining to be satisfied on such date (other than those conditions that are only capable of being satisfied on the Closing) and such party reasonably believes in good faith that such condition is likely to be satisfied within such additional one-month period; and provided further that the right to terminate this Agreement under this Section 12.1(f) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been both willful and the cause of, or resulted in, the failure of the Closing to occur on or before such date.

           SECTION 12.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 12.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Seller or the Buyer, or their respective officers, directors, stockholders, members or other Persons under their control, except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, and provided that the provisions of Sections 9.2(b)(ii), Section 9.3(b)(ii), 12 and 13, hereof and the second to last sentence in Section 7.3 hereof shall remain in full force and effect and survive any termination of this Agreement.

           SECTION 13. MISCELLANEOUS.
                       -------------

           SECTION 13.1. Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that the Buyer may assign its rights hereunder to an Affiliate which is a Subsidiary of Level 3; provided, further that such Affiliate enters into a written agreement with the other parties hereto to be bound by the provisions of this Agreement in all respects and to the same extent as the assigning party is bound and provided that the assigning party shall continue to be bound by all of the obligations hereunder as if such assignment had not occurred and to perform such obligations to the extent such Affiliate fails to do so. Notwithstanding the foregoing, Level 3 shall not be relieved of its obligation to issue the Shares or to guarantee the obligations of Buyer hereunder following any permitted assignment hereunder and Leucadia shall not be relieved of its obligation to guarantee the obligations of Seller hereunder following any permitted assignment hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

           SECTION 13.2. Governing Law, Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the County of New York, State of New York or the United States of America for the Southern District of New York.

           SECTION 13.3. Expenses. Except as otherwise provided herein, regardless of whether or not the transactions contemplated hereby are consummated, (i) each of the Seller and Leucadia, on the one hand, and the Buyer and Level 3, on the other hand, will pay its own costs and expenses incident to, preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby and (ii) the Seller and Leucadia shall pay such costs and expenses of the Company and its Subsidiaries to the extent not paid prior to the Closing or not reflected in the final determination of Actual Adjusted Net Working Capital.

           SECTION 13.4. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

           SECTION 13.5. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given or (ii) on the day after delivery (or if delivered on a Saturday, the next following Business Day) to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service (in all cases mailed for next day delivery), to the party as follows:

                  If to Leucadia or the Seller:

                           Leucadia National Corporation
                           315 Park Avenue South
                           New York, New York 10010
                           Attn:  Joseph S. Steinberg, President

                  With a copy (which shall not constitute notice) to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attn:  Andrea A. Bernstein, Esq.

                  If to the Buyer or Level 3:

                           Level 3 Communications, Inc.
                           1025 Eldorado Blvd.
                           Building 2000
                           Broomfield, Colorado  80021
                           Attn:  General Counsel

                  With a copy (which shall not constitute notice) to:

                           Willkie Farr & Gallagher LLP
                           787 Seventh Avenue
                           New York, New York 10019
                           Attn:  David K. Boston, Esq.

           Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

           SECTION 13.6. Parent Guaranties.

           (a) Leucadia shall perform, or cause to performed, when due all the covenants and agreements to be performed under this Agreement by the Seller.

           (b) Level 3 shall perform, or cause to performed, when due all the covenants and agreements to be performed under this Agreement by the Buyer.

           SECTION 13.7. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

           SECTION 13.8. Public Announcements. The parties agree that after the signing of this Agreement, no party shall, or shall permit any of its Affiliates to, make any press release or public announcement concerning this transaction without the prior approval of the other parties, unless a press release or public announcement is required by law, judicial or administrative process or by obligations pursuant to any listing agreement with any national securities exchange or the NASDAQ Stock Market. Before a party makes any such announcement or other disclosure, it agrees to give the other parties prior notice and an opportunity to comment on the proposed disclosure.

           SECTION 13.9. Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior agreements and understandings, oral or written, with regard to such transactions, unless otherwise provided herein. The Confidentiality Agreement and all Exhibits and Schedules hereto and any documents and instruments delivered pursuant to any provision hereof, including the Lease Agreement and the Registration Rights Agreement, are expressly made a part of this Agreement as fully as though completely set forth herein.

           SECTION 13.10. Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Seller, Leucadia, Level 3 or the Buyer. No provision of this Agreement shall give any third parties any right of subrogation or action over or against the Seller, Leucadia, the Buyer or Level 3.

           SECTION 13.11. Scheduled Disclosures. Disclosure of any matter, fact or circumstance in a Schedule to this Agreement shall not be deemed to be disclosure thereof for purposes of any other Schedule hereto (unless reasonably apparent from a reading of the Schedules).

           SECTION 13.12. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

           SECTION 13.13. Counterparts. This Agreement may be executed in counterparts (including by facsimile), each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  [Remainder of Page Intentionally Left Blank.]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        LEUCADIA NATIONAL CORPORATION,
                                        a New York corporation


                                        By:  /s/  Joseph A. Orlando
                                            ------------------------------------
                                            Name:  Joseph A. Orlando
                                            Title: Vice President


                                        BALDWIN ENTERPRISES, INC.,
                                        a Colorado corporation


                                        By:  /s/  Joseph A. Orlando
                                            ------------------------------------
                                            Name:   Joseph A. Orlando
                                            Title:  Vice President


                                        LEVEL 3 COMMUNICATIONS, LLC,
                                        a Delaware limited liability company


                                        By:  /s/ James Q. Crowe
                                            ------------------------------------
                                            Name:   James Q. Crowe
                                            Title:  Chief Executive Officer


                                        LEVEL 3 COMMUNICATIONS, INC.,
                                        a Delaware corporation


                                        By:  /s/  James Q. Crowe
                                            ------------------------------------
                                            Name:  James Q. Crowe
                                            Title:  Chief Executive Officer